UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Park National Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders of Park National Corporation to Be Held on April 21, 2008

Dear Fellow Shareholders:
     Under new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting of Shareholders (the “2008 Annual Meeting”) of Park National Corporation (“Park”) are available on the Internet.
     The 2008 Annual Meeting of Park will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, on Monday, April 21, 2008, at 2:00 p.m., Eastern Daylight Saving Time, for the following purposes:
1.	To elect five directors, each to serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2011;

2.	To adopt the proposed amendment to Park’s Regulations to add a new Section 5.10 to Article Five in order to clarify certain limits on the indemnification Park may provide to, and the insurance coverage Park may maintain on behalf of, its officers, directors and employees in accordance with applicable state and federal laws and regulations; and

3.	To transact any other business which properly comes before the Annual Meeting or any adjournment.
     Your Board of Directors recommends that you vote “FOR” the election as Park directors of the nominees listed in Park’s proxy statement for the 2008 Annual Meeting under the heading “PROPOSAL 1 — ELECTION OF DIRECTORS” and “FOR” PROPOSAL 2 — the adoption of the proposed amendment to Park’s Regulations to add a new Section 5.10 to Article Five in order to clarify certain limits on the indemnification Park may provide to, and the insurance coverage Park may maintain on behalf of, its officers, directors and employees in accordance with applicable state and federal laws and regulations.
     If you were a shareholder of record at the close of business on February 25, 2008, you will be entitled to vote in person or by proxy at the 2008 Annual Meeting.
     This Notice also constitutes notice of the 2008 Annual Meeting of Park.
     Park’s proxy statement for the 2008 Annual Meeting and a sample of the form of proxy card sent by Park are available at: www.snl.com/irweblinkx/docs.aspx?iid=100396. Park’s 2007

Annual Report is available at: www.snl.com/irweblinkx/corporateprofile.aspx?iid=100396. Alternatively, these documents can be viewed by going to Park’s Internet website at www.parknationalcorp.com and selecting the “Documents/SEC Filings” section of the “Investor Relations” page for Park’s proxy statement for the 2008 Annual Meeting and sample form of proxy card and the “Corporate Profile” section of the “Investor Relations” page for Park’s 2007 Annual Report.
     You are cordially invited to attend the 2008 Annual Meeting. Your vote is important, regardless of the number of common shares you own. Whether or not you plan to attend the 2008 Annual Meeting in person, please sign, date and return your proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Voting your common shares using the accompanying proxy card does not affect your right to vote in person if you attend the 2008 Annual Meeting.

     To obtain directions to attend the 2008 Annual Meeting and vote in person, please call Amber Keirns, Executive Assistant to David L. Trautman, the President and Secretary of Park National Corporation, at (740) 322-6828.

By Order of the Board of Directors,

March 17, 2008	DAVID L. TRAUTMAN
President and Secretary

2

Table of Contents

GENERAL INFORMATION	1
Mailing	1
Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address	1
VOTING INFORMATION	2
Who can vote at the Annual Meeting?	2
How do I vote?	2
How will my common shares be voted?	2
May I revoke my proxy?	3
What is the quorum requirement for the Annual Meeting?	3
What if my common shares are held in “street name”?	3
What if my common shares are held through the Park National Corporation Employees Stock Ownership Plan?	4
Who pays the cost of proxy solicitation?	4
What vote is required with respect to the proposals presented at the Annual Meeting?	4
PROPOSAL 1 — ELECTION OF DIRECTORS	4
Recommendation and Vote	9
PROPOSAL 2 — AMENDMENT TO THE REGULATIONS TO ADD A NEW SECTION 5.10 TO ARTICLE FIVE IN ORDER TO CLARIFY CERTAIN LIMITS ON THE INDEMNIFICATION PARK MAY PROVIDE TO, AND THE INSURANCE COVERAGE PARK MAY MAINTAIN ON BEHALF OF, ITS OFFICERS, DIRECTORS AND EMPLOYEES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAWS AND REGULATIONS	10
Recommendation and Vote	11
BENEFICIAL OWNERSHIP OF PARK COMMON SHARES	11
Section 16(a) Beneficial Ownership Reporting Compliance	15
CORPORATE GOVERNANCE	15
Code of Business Conduct and Ethics	15
Park Improvement Line	15
Independence of Directors	16
Nominating Procedures	17
Communications with the Board of Directors	18
Transactions with Related Persons	19
BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE BOARD	21
Meetings of the Board of Directors and Attendance at Annual Meetings of Shareholders	21
Committees of the Board	21
Audit Committee	21
Compensation Committee	23
Executive Committee	24
Investment Committee	24
Nominating Committee	24
Risk Committee	25
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	25
EXECUTIVE OFFICERS	25
EXECUTIVE COMPENSATION	27
Compensation Discussion and Analysis	27
Introduction	27
Compensation Philosophy and Objectives	28
2007 Executive Compensation Components	29

i

Base Salary	30
Incentive Compensation Plan	31
Stock Option Plans	33
Retirement and Other Benefits	34
Tax and Accounting Implications	39
Other Information	40
Compensation Committee Report	41
Summary Compensation Table	41
Grants of Plan-Based Awards	44
Outstanding ISOs at Fiscal Year-End	44
Exercises of ISOs	45
Post-Employment Payments and Benefits	45
Pension and Supplemental Benefits	45
Nonqualified Deferred Compensation	48
Potential Payouts upon Termination of Employment or Change in Control	49
Stock Option Plans	49
Supplemental Executive Retirement Benefits	51
Other Potential Payouts	51
DIRECTOR COMPENSATION	53
Annual Retainer and Meeting Fees	53
Split-Dollar Life Insurance Policies	53
Change in Control Payments	54
Other Compensation	54
Director Compensation for 2007	56
AUDIT COMMITTEE MATTERS	58
Report of the Audit Committee for the Fiscal Year Ended December 31, 2007	58
Role of the Audit Committee, Independent Registered Public Accounting Firm and Management	58
Management’s Representations and Audit Committee Recommendations	59
Pre-Approval of Services Performed by Independent Registered Public Accounting Firms	60
Fees of Independent Registered Public Accounting Firm	60
Audit Fees	60
Audit-Related Fees	60
Tax Fees	60
All Other Fees	60
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	61
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING	62
OTHER MATTERS	62
EXHIBIT A — PROPOSED AMENDMENT TO ARTICLE FIVE OF THE REGULATIONS OF PARK NATIONAL CORPORATION	A-1

ii

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 21, 2008
GENERAL INFORMATION
     We are sending you this proxy statement and the accompanying proxy card because the Board of Directors of Park National Corporation (“Park”) is soliciting your proxy to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, April 21, 2008, at 2:00 p.m., Eastern Daylight Saving Time, or at any adjournment thereof. The Annual Meeting will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio. This proxy statement summarizes information that you will need in order to vote.
Mailing
     We will mail this proxy statement and the accompanying proxy card on or about March 17, 2008 to all shareholders entitled to vote their common shares at the Annual Meeting. We will also send Park’s 2007 Annual Report with this proxy statement. Audited consolidated financial statements for Park and our subsidiaries for the fiscal year ended December 31, 2007 (the “2007 fiscal year”) are included in Park’s 2007 Annual Report.
     Additional copies of Park’s 2007 Annual Report and copies of Park’s Annual Report on Form 10-K for the 2007 fiscal year may be obtained, without charge, by sending a written request to: David L. Trautman, President and Secretary, Park National Corporation, 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.
Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address
     Periodically, Park provides each registered shareholder at a shared address, not previously notified, with a separate notice of Park’s intention to household proxy materials. The record holder notifies beneficial shareholders (those who hold common shares through a broker, financial institution or other record holder) of the householding process. Only one copy of this proxy statement, the notice of the Annual Meeting and the “Internet Availability of Proxy Materials” for the Annual Meeting (the “Notice of Annual Meeting and Internet Availability of Proxy Materials”) and Park’s 2007 Annual Report is being delivered to previously notified multiple registered shareholders who share an address unless Park has received contrary instructions from one or more of the shareholders. A separate proxy card is being included for each account at the shared address.
     Registered shareholders who share an address and would like to receive a separate copy of Park’s 2007 Annual Report, a separate Notice of Annual Meeting and Internet Availability of Proxy Materials and/or a separate proxy statement for the Annual Meeting, or who have questions regarding the householding process, may contact Park’s transfer agent and registrar, The First-Knox National Bank of Mount Vernon (“First-Knox National Bank”), by calling 1-800-837-5266, ext. 5208, or forwarding a written request addressed to First-Knox National Bank, Attention: Debbie Daniels, P.O. Box 1270, One

South Main Street, Mount Vernon, Ohio 43050-1270. Promptly upon request, a separate copy of Park’s 2007 Annual Report, a separate Notice of Annual Meeting and Internet Availability of Proxy Materials and/or a separate copy of the proxy statement for the Annual Meeting will be sent. By contacting First-Knox National Bank, registered shareholders sharing an address can also (i) notify Park that the registered shareholders wish to receive separate annual reports, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if they are receiving multiple copies. Beneficial shareholders should contact their brokers, financial institutions or other record holders for specific information on the householding process as it applies to their accounts.
VOTING INFORMATION
Who can vote at the Annual Meeting?
     Only shareholders of record at the close of business on February 25, 2008 are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on February 25, 2008, there were 13,964,569 common shares outstanding and entitled to vote.
     Each shareholder is entitled to one vote for each common share held. A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify the President, a Vice President or the Secretary of Park in writing before 2:00 p.m., Eastern Daylight Saving Time, on April 19, 2008. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Annual Meeting by the chairman or the secretary of the meeting or by or on behalf of the shareholder requesting cumulative voting, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares owned by you, and will be entitled to distribute your votes among the candidates as you see fit.
How do I vote?
     Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance by proxy. To do so, you may complete, sign and date the accompanying proxy card and return it in the envelope provided.
     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your common shares are held in the name of your broker, your financial institution or another record holder, you must bring an account statement or letter from that broker, financial institution or other holder of record authorizing you to vote on behalf of such record holder. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on February 25, 2008, the record date for voting at the Annual Meeting.
How will my common shares be voted?
     Those common shares represented by a properly executed proxy card that is received prior to the Annual Meeting and not subsequently revoked will be voted in accordance with your instructions by your proxy. If you submit a valid proxy card prior to the Annual Meeting but do not complete the voting instructions on the proxy card, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:
•	“FOR” the election as Park directors of the nominees listed below under the heading “PROPOSAL 1 — ELECTION OF DIRECTORS”; and

•	“FOR” the adoption of the proposed amendment to Park’s Regulations to add a new Section 5.10 to Article Five in order to clarify certain limits on the indemnification Park may provide to, and the insurance coverage Park may maintain on behalf of, its officers, directors and employees in accordance with applicable state and federal laws and regulations.
No appraisal rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the persons named as proxies on the accompanying proxy card will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
May I revoke my proxy?
     Yes. You may change your mind after you send in your proxy card by following any one of the following three procedures. To revoke your proxy:
•	Send in another signed proxy card with a later date, which must be received by Park prior to the Annual Meeting;

•	Send written notice revoking your proxy to David L. Trautman, Park’s President and Secretary, at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500, which must be received prior to the Annual Meeting; or

•	Attend the Annual Meeting and revoke your proxy in person if your common shares are held in your name. If your common shares are held in the name of your broker, your financial institution or another holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker, financial institution or other holder of record indicating that you were the beneficial owner of the common shares on February 25, 2008, the record date for voting.
     Attendance at the Annual Meeting will not, by itself, revoke your proxy.
What is the quorum requirement for the Annual Meeting?
     Under Park’s Regulations, a quorum is a majority of the common shares outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. Generally, broker non-votes occur when common shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote such common shares on the proposal. Brokers have discretionary authority to vote their clients’ common shares on “routine” proposals, such as the uncontested election of directors, even if they do not receive voting instructions from their clients. They cannot, however, vote their clients’ common shares on other “non-routine” matters without instructions from their clients.
What if my common shares are held in “street name”?
     If you hold your common shares in “street name” with a broker, a financial institution or another holder of record, you should review the information provided to you by such holder of record. This information will describe the procedures you need to follow in instructing the holder of record how to vote your “street name” common shares and how to revoke previously given instructions. If you hold your common shares in “street name,” you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access or telephone usage.

What if my common shares are held through the Park National Corporation Employees Stock Ownership Plan?
     If you participate in the Park National Corporation Employees Stock Ownership Plan (the “Park KSOP”) and common shares have been allocated to your account in the Park KSOP, you will be entitled to instruct the trustee of the Park KSOP, confidentially, as to how to vote those common shares. If you are such a participant, you may receive your voting instructions card separately. If you give no voting instructions to the trustee of the Park KSOP, the trustee will vote the common shares allocated to your Park KSOP account pro rata in accordance with the instructions received from other participants in the Park KSOP who have voted.
Who pays the cost of proxy solicitation?
     Park will pay the costs of soliciting proxies on behalf of the Board of Directors other than the Internet access and telephone usage charges if a proxy is appointed electronically through a holder of record. Although we are soliciting proxies by mailing these proxy materials, directors, officers and employees of Park and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations. Park will also reimburse our transfer agent as well as brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries for their reasonable costs in forwarding the proxy materials to the beneficial shareholders.
What vote is required with respect to the proposals presented at the Annual Meeting?
      Proposal 1 — Election of Directors
     Under Ohio law and Park’s Regulations, the five nominees for election as Park directors in the class whose terms will expire at the 2011 Annual Meeting of Shareholders receiving the greatest number of votes “FOR” election will be elected as directors. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.
Proposal 2 — Amendment to the Regulations to add a new Section 5.10 to Article Five in order to clarify certain limits on the indemnification Park may provide to, and the insurance coverage Park may maintain on behalf of, its officers, directors and employees in accordance with applicable state and federal laws and regulations
     Adoption of the proposed amendment to Park’s Regulations to add a new Section 5.10 to Article Five in order to clarify certain limits on the indemnification Park may provide to, and the insurance coverage Park may maintain on behalf of, its officers, directors and employees in accordance with applicable state and federal laws and regulations requires the affirmative vote of holders of two-thirds of the issued and outstanding common shares. Abstentions and broker non-votes will have the same effect as votes against the proposed amendment.
PROPOSAL 1 — ELECTION OF DIRECTORS
     As of the date of this proxy statement, there were thirteen members of the Board of Directors — five directors in the class whose terms expire at the Annual Meeting, four directors in the class whose terms will expire in 2009 and four directors in the class whose terms will expire in 2010. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the five nominees named in this proxy statement.

     The Board of Directors of Park had previously fixed the number of directors of Park at fourteen in order to reflect the number of individuals serving as directors of Park following the election of J. Daniel Sizemore as a member of the Board of Directors in the class of directors whose terms continue until the 2009 Annual Meeting of Shareholders, in connection with the merger of Vision Bancshares, Inc., an Alabama bank holding company, with and into Park on March 9, 2007 (the “Vision Merger”). On November 1, 2007, Mr. Sizemore resigned from the Board of Directors of Park in order to pursue an opportunity with another bank headquartered in western Alabama.
     At the meeting of the Board of Directors of Park held on January 28, 2008, upon the unanimous recommendation of the Nominating Committee and as permitted by Section 2.02(A) of Park’s Regulations, the Board of Directors fixed the number of directors of Park at thirteen to reflect the number of individuals currently serving as directors of Park.
     At the meeting of the Board of Directors of Park held on January 28, 2008, upon the unanimous recommendation of the Nominating Committee and as permitted by Section 2.02(B) of Park’s Regulations, the Board of Directors reallocated the directors of Park among the three classes of directors in order to divide the three classes of directors as nearly equal in number as possible by increasing the number of directors in the class whose terms continue until the 2009 Annual Meeting of Shareholders from three to four and decreasing the number of directors in the class whose terms continue until the 2010 Annual Meeting of Shareholders from five to four. The number of directors in the class whose terms continue until the 2008 Annual Meeting of Shareholders remained at five. David L. Trautman, who served in the class of directors whose terms continue until the 2010 Annual Meeting of Shareholders consented to be reallocated to the class of directors whose terms continue until the 2009 Annual Meeting of Shareholders and to the shortening of his term from three to two years as a result of such reallocation.
     The Board of Directors proposes that each of the five nominees identified below be re-elected for a new term of three years. Each nominee was recommended by the Nominating Committee for re-election. Each individual elected as a director at the Annual Meeting will hold office for a term to expire at the Annual Meeting of Shareholders to be held in 2011 and until his successor is duly elected and qualified, or until his earlier resignation, removal from office or death. While it is contemplated that all nominees will stand for re-election at the Annual Meeting, if a nominee who would otherwise receive the required number of votes becomes unable or unwilling to serve as a candidate for re-election as a director, the individuals designated as proxies on the proxy card will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Nominating Committee. The Board of Directors knows of no reason why any of the nominees named below would be unable or unwilling to serve if elected to the Board.
     The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each nominee for re-election as a director of Park has been furnished to Park by each director. Unless otherwise indicated, each individual has had his principal occupation for more than five years.
     Each of The Park National Bank (“Park National Bank”); First-Knox National Bank; The Richland Trust Company (“Richland Trust Company”); Vision Bank headquartered in Panama City, Florida; Second National Bank; The Security National Bank and Trust Co. (“Security National Bank”); Century National Bank; and United Bank, N.A. is a bank subsidiary of Park.

		Position(s) Held
		with Park and Our		Nominee For
		Principal Subsidiaries	Director of Park	Term
Nominee	Age	and Principal Occupation(s)	Continuously Since	Expiring In

Nicholas L. Berning	62	Owner of Berning Financial Consulting (financial consulting) since April 2006; Senior Vice President from January 1999 until his retirement effective March 1, 2006 and Controller from 1985 until his retirement effective March 1, 2006, of the Federal Home Loan Bank of Cincinnati; a Member of Advisory Board of The Park National Bank of Southwest Ohio & Northern Kentucky, a division of Park National Bank, since November 2006; Certified Public Accountant since 1974 (1)	2006	2011

C. Daniel DeLawder	58
Chairman of the Board since January 2005, Chief Executive Officer since January 1999, and President from 1994 to December 2004, of Park; Chairman of the Board since January 2005, Chief Executive Officer since January 1999, President from 1993 to December 2004, Executive Vice President from 1992 to 1993, and a Director since 1992, of Park National Bank; a Director of Vision Bank headquartered in Panama City, Florida since March 2007 and a Director/Member of Advisory Board of the Vision Bank Division of Gulf Shores, Alabama since March 2007; a Member of Advisory Board from 1985 to March 2006, Chairman of Advisory Board from 1989 to 2003, and President from 1985 to 1992, of the Fairfield National Division of Park National Bank; a Director of Richland Trust Company from 1997 to January 2006; a Director of Second National Bank from 2000 to March 2006; a Director of the Federal Reserve Bank of Cleveland since January 2007 (2)
			1994	2011

		Position(s) Held
		with Park and Our		Nominee For
		Principal Subsidiaries	Director of Park	Term
Nominee	Age	and Principal Occupation(s)	Continuously Since	Expiring In

Harry O. Egger	68	Vice Chairman of the Board of Park since March 2001; Chairman of the Board since 1997, Chief Executive Officer from 1997 to March 2003, President from 1981 to 1997, and a Director since 1977, of Security National Bank; Chairman of the Board, President and Chief Executive Officer of Security Banc Corporation from 1997 to March 2001 (3)	2001	2011

F. William Englefield IV	53	President of Englefield, Inc. (retail and wholesale of petroleum products and convenience stores and restaurants); a Director of Park National Bank since 1993	2005	2011

John J. O’Neill	87	Chairman/Director of Southgate Corporation, Newark, Ohio (real estate development and management); a Director of Park National Bank since 1964	1987	2011

(1)	At the meeting of the Board of Directors of Park held on November 20, 2006, upon the unanimous recommendation of the Nominating Committee, the Board of Directors elected Mr. Berning as a director of Park to serve in the class whose terms will expire in 2008 at the Annual Meeting. C. Daniel DeLawder, Park’s Chairman of the Board and Chief Executive Officer, and David L. Trautman, Park’s President and Secretary, became acquainted with Mr. Berning through the work of John W. Kozak, Park’s Chief Financial Officer, with Mr. Berning on the board of directors of the Federal Home Loan Bank of Cincinnati. Messrs. DeLawder and Trautman, along with K. Douglas Compton, President of The Park National Bank of Southwest Ohio & Northern Kentucky division of Park National Bank, met with Mr. Berning. Messrs. DeLawder and Trautman subsequently recommended Mr. Berning to the Nominating Committee. After interviewing Mr. Berning and reviewing his credentials, the Nominating Committee unanimously recommended him to the Board of Directors.

(2)	In connection with the consummation of the Vision Merger on March 9, 2007, Mr. DeLawder became a director of the two bank subsidiaries of Vision, both named Vision Bank — one headquartered in Gulf Shores, Alabama (“Vision Alabama”) and one headquartered in Panama City, Florida (“Vision Florida” or “Vision Bank”) — which became bank subsidiaries of Park as contemplated under the Agreement and Plan of Merger, dated to be effective as of September 14, 2006 (as amended by the First Amendment to Agreement and Plan of Merger, dated to be effective as of February 6, 2007). On July 20, 2007, the bank operations of Vision Alabama and Vision Florida were consolidated under a single charter through the merger of Vision Alabama with and into Vision Florida. Vision Alabama became a division of Vision Florida known as the Vision Bank Division of Gulf Shores, Alabama.

(3)	In connection with the merger of Security Banc Corporation, an Ohio bank holding company (“Security”), into Park effective March 23, 2001, Mr. Egger became Vice Chairman of the Board and a director of Park as contemplated under the Agreement and Plan of Merger, dated as of November 20, 2000, between Security and Park.
     The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of the continuing directors of Park has been furnished to Park by each director. Unless otherwise indicated, each individual has had his or her principal occupation for more than five years.

		Position(s) Held
		with Park and Our
		Principal Subsidiaries	Director of Park
Name	Age	and Principal Occupation(s)	Continuously Since	Term Expires In

James J. Cullers	77	Attorney-at-Law; Principal of James J. Cullers, Mediation and Arbitration Services (mediator and arbitrator) since January 2005; Of Counsel from 2001 to January 2005 and prior thereto Senior Partner, of Zelkowitz, Barry & Cullers, Attorneys at Law, Mount Vernon, Ohio; a Director of First-Knox National Bank since 1977	1997	2009

William T. McConnell	74	Chairman of the Executive Committee since 1996, Chairman of the Board from 1994 to December 2004, Chief Executive Officer from 1986 to 1999, and President from 1986 to 1994, of Park; Chairman of the Executive Committee since 1996, Chairman of the Board from 1993 to December 2004, Chief Executive Officer from 1983 to 1999, President from 1979 to 1993, and a Director since 1977, of Park National Bank	1986	2009

William A. Phillips	75	Chairman of the Board since 1986, Chief Executive Officer from 1986 to 1998, and a Director since 1971, of Century National Bank	1990	2009

David L. Trautman	46	President since January 2005 and Secretary since July 2002 of Park; President since January 2005, Executive Vice President from February 2002 to December 2004, Vice President from July 1993 to June 1997, and a Director since February 2002, of Park National Bank; Chairman of the Board from March 2001 to March 2006, a Director from May 1997 to March 2006, and President and Chief Executive Officer from May 1997 to February 2002, of First-Knox National Bank; a Director of United Bank, N.A. from 2000 to March 2006	2005	2009

		Position(s) Held
		with Park and Our
		Principal Subsidiaries	Director of Park
Name	Age	and Principal Occupation(s)	Continuously Since	Term Expires In

Maureen Buchwald	76	Owner and Operator of Glen Hill Orchards, Ltd., Mount Vernon, Ohio (commercial fruit growers); Vice President of Administration and Secretary of Ariel Corporation (manufacturer of reciprocating compressors) for more than 20 years prior to her retirement in 1997; a Director of First-Knox National Bank since 1988	1997	2010

J. Gilbert Reese	82	Senior Partner in Reese, Pyle, Drake & Meyer, P.L.L., Attorneys-at-Law, Newark, Ohio, until his retirement on October 1, 2007; Chairman Emeritus of the Board of First Federal Savings and Loan Association of Newark, Newark, Ohio; a Director of Park National Bank since 1965	1987	2010

Rick R. Taylor	60	President of Jay Industries, Inc., Mansfield, Ohio (plastic and metal parts manufacturer); a Director of The Gorman-Rupp Company (manufacturer of pumps and related equipment); a Director of Richland Trust Company since 1995	1998	2010

Leon Zazworsky	59	President of Mid State Systems, Inc., Hebron, Ohio, and of Mid State Warehouses, Inc., Newark, Ohio (transportation, warehousing and distribution); a Director of Park National Bank since 1991	2003	2010
     There are no family relationships among any of Park’s directors, nominees for re-election as directors and executive officers.
Recommendation and Vote
     Under Ohio law and Park’s Regulations, the five nominees receiving the greatest number of votes “FOR” election will be elected as directors of Park. Common shares represented by properly executed and returned proxy cards will be voted “FOR” the election of the Board of Directors’ nominees named above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees on the line provided on the proxy card, withhold the authority to vote for one or more nominees. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card.
     Your Board of Directors recommends a vote “FOR” the re-election of the nominees named above.

PROPOSAL 2 — AMENDMENT TO THE REGULATIONS TO ADD A NEW SECTION 5.10 TO ARTICLE FIVE IN ORDER TO CLARIFY CERTAIN LIMITS ON THE INDEMNIFICATION PARK MAY PROVIDE TO, AND THE INSURANCE COVERAGE PARK MAY MAINTAIN ON BEHALF OF, ITS OFFICERS, DIRECTORS AND EMPLOYEES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAWS AND REGULATIONS
     Article Five of the Regulations of Park governs the ability of Park to indemnify and maintain insurance coverage on behalf of present and former officers, directors and employees of Park.
     In conjunction with the application of Park to acquire 100 percent of the voting shares of Vision, pursuant to Section 3(a)(5) of the Bank Holding Company Act of 1956, as amended, Park agreed to submit to the shareholders of Park at the 2008 Annual Meeting of Shareholders a proposal to amend the provisions of Park’s Regulations governing indemnification and insurance in order to make clear that any indemnification payments which may be made or insurance coverage which may be maintained pursuant thereto will be subject to the limitations of and conditioned upon compliance with the provisions of all applicable state and federal laws and regulations including the Federal Deposit Insurance Act and the regulations issued under that act by the Federal Deposit Insurance Corporation (“FDIC”) as well as the provisions of the Ohio Revised Code governing indemnification and insurance coverage provided by an Ohio corporation. Accordingly, the Board of Directors recommends adoption of the amendment of Park’s Regulations by adding a new Section 5.10 to the Company’s Code of Regulations, as amended, as set forth in the resolution on “EXHIBIT A” hereto. The Board of Directors believes that this amendment is in the best interests of Park and its shareholders.
     The FDIC’s regulations define a “prohibited indemnification payment” to include any payment or agreement or arrangement to make a payment by a bank or a bank holding company/financial holding company to an institution-affiliated party (such as a director, officer or employee) to pay or reimburse such person for any liability or legal expense related to any administrative proceeding or civil action brought by the appropriate federal banking agency that results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed from office or prohibited from banking, or is required to cease and desist from an action or take any affirmative action, including making restitution, with respect to the bank or bank holding company/financial holding company. Under the FDIC’s regulations, a bank or bank holding company/financial holding company may make a reasonable payment to purchase commercial insurance or a fidelity bond to cover certain costs that the institution incurs under an indemnification agreement. Costs that may be covered by insurance or a bond include legal expenses and restitution that an individual may be ordered to make to the institution or receiver. The insurance or bond may not, however, pay or reimburse an institution-affiliated party for the cost of any final judgment or civil money penalty assessed against such individual.
     The FDIC’s regulations provide criteria for making permissible indemnification payments. A bank or a bank holding company/financial holding company may make or agree to make a reasonable indemnification payment if all of the following conditions are met:
•	the institution’s board of directors determines in writing after due investigation and consideration that the institution-affiliated party acted in good faith and in a manner he or she believed to be in the best interests of the institution;

•	the board of directors determines in writing after due investigation and consideration that the payment will not materially adversely affect the institution’s safety and soundness;

•	the payment does not fall within the definition of a prohibited indemnification payment; and

•	the institution-affiliated party agrees in writing to reimburse the institution, to the extent not covered by permissible insurance or bonds, for payments made in the event that the administrative proceeding or civil action results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed from office or prohibited from banking, or is required, under a final order, to cease and desist from an action or take any affirmative action.
Recommendation and Vote
     Under Ohio law and Park’s Regulations, the affirmative vote of the holders representing at least two-thirds of our issued and outstanding common shares is necessary to adopt the proposed amendment to Park’s Regulations to add a new Section 5.10 to Article Five in order to clarify certain limits on the indemnification Park may provide to, and the insurance coverage Park may maintain on behalf of, its officers, directors and employees in accordance with applicable state and federal laws and regulations. Proxies will be voted in favor of the resolution to adopt the proposed amendment unless otherwise instructed by the shareholder. Abstentions and broker non-votes will have the same effect as votes cast against the proposed amendment.
     Your Board of Directors recommends a vote “FOR” the adoption of the amendment to Park’s Regulations to add a new Section 5.10 to Article Five in order to clarify certain limits on the indemnification Park may provide to, and the insurance coverage Park may maintain on behalf of, its officers, directors and employees in accordance with applicable state and federal laws and regulations.
BENEFICIAL OWNERSHIP OF PARK COMMON SHARES
     The following table furnishes information regarding the beneficial ownership of Park common shares, as of February 25, 2008, for each of the current directors, each of the nominees for re-election as a director, each of the individuals named in the Summary Compensation Table for 2007 on page 42, all current directors and executive officers as a group and each person known by Park to beneficially own more than 5% of our outstanding common shares:

	Amount and Nature of Beneficial Ownership (1)
			Common Shares Which
			Can Be Acquired
			Upon Exercise of
			Currently
			Exercisable Options
			or Options First
Name of Beneficial			Becoming
Owner or Number	Common Shares		Exercisable
of Persons in Group (1)	Presently Held		Within 60 Days	Total	Percent of Class (2)

Trust departments of bank subsidiaries of Park c/o The Park National Bank, Trust Department 50 North Third Street Newark, OH 43055 (3)	2,924,799	(3)	0	2,924,799	20.94%

Nicholas L. Berning	200		0	200	(4)
Maureen Buchwald	6,499	(5)	0	6,499	(4)
James J. Cullers	8,968	(6)	0	8,968	(4)
C. Daniel DeLawder (7)	109,853	(8)	1,828	111,681	(4)
Harry O. Egger	44,351	(9)	0	44,351	(4)
F. William Englefield IV	3,124	(10)	0	3,124	(4)
William T. McConnell	123,518	(11)	0	123,518	(4)
John J. O’Neill	175,540	(12)	0	175,540	1.26%
William A. Phillips	11,605	(13)	0	11,605	(4)
J. Gilbert Reese	456,884	(14)	0	456,884	3.27%
Rick R. Taylor	3,559	(15)	0	3,559	(4)
David L. Trautman (7)	48,241	(16)	1,809	50,050	(4)
Leon Zazworsky	12,706		0	12,706	(4)
John W. Kozak (7)	27,971	(17)	2,377	30,348	(4)

All current executive officers and directors as a group (14 persons)	1,033,019	(18)	6,014	1,039,033	7.44%

(1)	Unless otherwise indicated in the footnotes to this table, each beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table for such beneficial owner. All fractional common shares have been rounded down to the nearest whole common share. The mailing address of each of the current executive officers and directors of Park is 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.

(2)	The “Percent of Class” computation is based upon the sum of (i) 13,964,569 common shares outstanding on February 25, 2008 and (ii) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after February 25, 2008.

(3)	The trust departments of certain bank subsidiaries of Park, as the fiduciaries of various agency, trust and estate accounts, hold an aggregate of 2,924,799 common shares. The trust departments of

Park National Bank, the Fairfield National Division of Park National Bank and The Park National Bank of Southwest Ohio & Northern Kentucky division of Park National Bank hold an aggregate of 2,474,394 common shares (17.72% of the outstanding common shares), including: 430,727 common shares with no voting or investment power; 676,859 common shares with investment but no voting power; 519,633 common shares with voting but no investment power; and 847,175 common shares with voting and investment power. The trust department of Century National Bank holds 34,144 common shares (0.24% of the outstanding common shares), including: 885 common shares with no voting or investment power; 5,998 common shares with voting but no investment power; and 27,261 common shares with voting and investment power. The trust department of First-Knox National Bank holds 134,750 common shares (0.96% of the outstanding common shares), including: 733 common shares with no voting or investment power; 98 common shares with voting but no investment power; and 133,919 common shares with voting and investment power. The trust department of Richland Trust Company holds 14,337 common shares (0.10% of the outstanding common shares), including: 1,015 common shares with voting but no investment power; and 13,322 common shares with voting and investment power. The trust departments of Security National Bank and the Unity National Division of Security National Bank hold an aggregate of 251,062 common shares (1.80% of the outstanding common shares), including: 31,007 common shares with no voting or investment power; 12,650 common shares with investment but no voting power; 34,950 common shares with voting but no investment power; and 172,455 common shares with voting and investment power. The trust department of Second National Bank holds 10,489 common shares (0.08% of the outstanding common shares), with voting and investment power for all of the 10,489 common shares. The trust department of United Bank, N.A. holds 3,000 common shares (0.02% of the outstanding common shares), with voting and investment power for all of the 3,000 common shares. The trust department of Vision Bank holds 2,623 common shares (0.02% of the outstanding common shares), with voting and investment power for all of the 2,623 common shares. The officers and directors of each subsidiary bank and of Park disclaim beneficial ownership of the common shares beneficially owned by the trust department of each bank subsidiary.

(4)	Represents beneficial ownership of less than 1% of the outstanding common shares.

(5)	The number shown includes 2,800 common shares held jointly by Mrs. Buchwald and her husband as to which she shares voting and investment power.

(6)	The number shown includes: 804 common shares held by Mr. Cullers’ wife in an individual retirement account as to which she has sole voting and investment power and Mr. Cullers disclaims beneficial ownership; 4,695 common shares held in an individual retirement account for which the trust department of First-Knox National Bank serves as trustee and has voting power and investment power; 220 common shares held by Mr. Cullers as custodian for his grandchildren; and 120 common shares held by Mr. Cullers’ wife as custodian for their grandchildren as to which she has sole voting and investment power and Mr. Cullers disclaims beneficial ownership.

(7)	Individual named in Summary Compensation Table for 2007. Messrs. DeLawder and Trautman also serve as directors of Park.

(8)	The number shown includes: 43,148 common shares held by the wife of Mr. DeLawder as to which she has sole voting and investment power and Mr. DeLawder disclaims beneficial ownership; and 11,425 common shares held for the account of Mr. DeLawder in the Park KSOP. As of February 25, 2008, 48,240 common shares held by Mr. DeLawder and 38,165 common shares held by the wife of Mr. DeLawder had been pledged as security to a financial institution which is not affiliated with Park, in connection with a personal loan.

(9)	The number shown includes: 17,502 common shares held by the wife of Mr. Egger as to which she has sole voting and investment power and Mr. Egger disclaims beneficial ownership; 5,714 common shares held for the account of Mr. Egger in the Park KSOP; 715 common shares held in an individual retirement account by Merrill Lynch as custodian for Mr. Egger; and 704 common shares held in an individual retirement account by Merrill Lynch as custodian for the wife of Mr. Egger as to which Mr. Egger disclaims beneficial ownership.

(10)	The number shown includes: 1,261 common shares held in a managing agency account with the trust department of Park National Bank as to which the trust department of Park National Bank has voting power and investment power and Mr. Englefield disclaims beneficial ownership; 273 common shares held in an individual retirement account by Merrill Lynch as custodian for Mr. Englefield; and 1,590 common shares held in a cash management account by Merrill Lynch as custodian for Mr. Englefield.

(11)	The number shown includes: 16,978 common shares held in an inter vivos irrevocable trust established by Mr. McConnell as to which Park National Bank’s trust department serves as trustee and has voting and investment power and Mr. McConnell disclaims beneficial ownership; and 5,155 common shares held for the account of Mr. McConnell in the Park KSOP. The number shown also includes 1,155 common shares held by The McConnell Foundation, an Ohio not for profit corporation as to which Mr. McConnell and his two adult children serve as trustees. Mr. McConnell shares voting and investment power as to these 1,155 common shares with the other two trustees but disclaims beneficial ownership with respect to these 1,155 common shares. The number shown does not include 73,966 common shares held by the estate of the wife of Mr. McConnell as to which Park National Bank serves as executor with sole voting and investment power and Mr. McConnell disclaims beneficial ownership.

(12)	The number shown includes 152,042 common shares held by O’Neill Investments LLC, an Ohio limited liability company as to which Mr. O’Neill is one of two managing members as well as a non-managing member. Mr. O’Neill shares voting and investment power with respect to these common shares with his adult son, the other managing member.

(13)	The number shown includes: 2,305 common shares held for the account of Mr. Phillips in the Park KSOP; 1,491 common shares held in an individual retirement account for which the trust department of Century National Bank serves as trustee and has voting and investment power and as to which Mr. Phillips disclaims beneficial ownership; and 3,858 common shares held by the wife of Mr. Phillips as to which she has sole voting and investment power and Mr. Phillips disclaims beneficial ownership.

(14)	The number shown includes: 56,359 common shares held by the wife of Mr. Reese as to which she has sole voting and investment power and Mr. Reese disclaims beneficial ownership; and 400,345 common shares held in a grantor trust created by Mr. Reese for which the trust department of Park National Bank serves as trustee and as to which Mr. Reese has voting and investment power. The number shown does not include 22,050 common shares held by the trust department of Park National Bank for The Gilbert Reese Family Foundation, an Ohio not for profit corporation managed by Mr. Reese’s wife and two adult children. Mr. Reese has no voting or investment power with respect to the common shares held for The Gilbert Reese Family Foundation and disclaims beneficial ownership of these 22,050 common shares. The trust department of Park National Bank has voting power but no investment power as to these 22,050 common shares.

(15)	The number shown includes 3,559 common shares held in a managing agency account with the trust department of Richland Trust Company as to which the trust department has voting and investment power and Mr. Taylor disclaims beneficial ownership.

(16)	The number shown includes: 13,230 common shares held by the wife of Mr. Trautman as to which she has sole voting and investment power and Mr. Trautman disclaims beneficial ownership; 822 common shares held in a rollover plan as to which the wife of Mr. Trautman has sole voting and investment power and Mr. Trautman disclaims beneficial ownership; and 6,324 common shares held for the account of Mr. Trautman in the Park KSOP. As of February 25, 2008, 27,865 common shares held by Mr. Trautman and 13,230 common shares held by the wife of Mr. Trautman had been pledged as security to a financial institution which is not affiliated with Park, in connection with a personal loan.

(17)	The number shown includes 3,689 common shares held for the account of Mr. Kozak in the Park KSOP. As of February 25, 2008, 24,145 common shares held by Mr. Kozak had been pledged as security to a financial institution which is not affiliated with Park, in connection with a personal line of credit.

(18)	See Notes (5), (6) and (8) through (17) above.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that Park’s directors, officers and greater-than-10% beneficial owners file reports with the Securities and Exchange Commission (the “SEC”) reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Specific due dates have been established by the SEC, and Park is required to disclose in this proxy statement any late reports. To Park’s knowledge, based solely on a review of reports furnished to Park and written representations that no other reports were required, during the 2007 fiscal year, all Section 16(a) filing requirements applicable to Park’s officers, directors and greater-than-10% beneficial owners were complied with; except that: (i) C. Daniel DeLawder, the Chairman of the Board and Chief Executive Officer of Park, filed late the Form 4 reporting his purchase of 200 common shares on April 29, 2005; (ii) James J. Cullers, a director of Park, filed late the Form 4 reporting his sale of 50 common shares on December 6, 2007; (iii) the Form 4 filed on behalf of Leon Zazworsky, a director of Park, on May 22, 2007 inadvertently failed to individually report three purchases of common shares (totaling 525 common shares) although the total number of common shares beneficially owned by Mr. Zazworsky was accurately reported; and (iv) J. Daniel Sizemore, a former director of Park, failed to report 10,887 common shares held in an individual retirement account in his original Form 3 and one Form 4 (and an amendment to that Form 4) filed after his original Form 3 was filed. In addition, the Form 4 filed on behalf of John J. O’Neill, a director of Park, to report six purchases of common shares (totaling 1,000 common shares) on February 19, 2008 (two purchases) and February 20, 2008 (four purchases), was filed late.
CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
     In accordance with the applicable sections of the Company Guide (the “AMEX Rules”) of the American Stock Exchange LLC (“AMEX”) and applicable SEC rules, the Board of Directors has adopted the Code of Business Conduct and Ethics which applies to the directors, officers and employees of Park and our subsidiaries. The Code of Business Conduct and Ethics is intended to set forth Park’s expectations for the conduct of ethical business practices by the officers, directors and employees of Park and our subsidiaries, to promote advance disclosure and review of potential conflicts of interest and similar matters, to protect and encourage the reporting of questionable behavior, to foster an atmosphere of self-awareness and prudent conduct and to discipline appropriately those who engage in improper conduct. The Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s website at www.parknationalcorp.com.
Park Improvement Line
     Park has implemented a “whistleblower” hotline called the “Park Improvement Line.” Calls that relate to accounting, internal controls or auditing matters or that relate to possible wrongdoing by employees of Park or one of our subsidiaries can be made anonymously through this hotline. The calls are received by an independent third party service and the information received is forwarded directly to the Chair of the Audit Committee and the Head of Park’s Internal Audit Department. The Park Improvement Line number is 1-800-418-6423, Ext. PRK (775).
Independence of Directors
     Applicable AMEX Rules require that a majority of the members of Park’s Board of Directors be independent directors. The definition of independence for purposes of the AMEX Rules includes a series of objective tests, which Park has used in determining whether the members of the Park Board of Directors are independent. In addition, a member of Park’s Audit Committee will not be considered to be independent under the applicable AMEX Rules if he or she (i) does not satisfy the independence standards in Rule 10A-3 under the Exchange Act or (ii) has participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time during the past three years.
     As required by the AMEX Rules, the Board of Directors has affirmatively determined that each independent director has no relationship with Park or any of our subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making determinations as to the independence of Park’s directors consistent with the definition of “independent directors” in the applicable AMEX Rules, the Board of Directors reviewed, considered and discussed:
•	the relationships (including employment, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships) of each director (and the immediate family members of each director) with Park and/or any of our subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of any organization that has or had any such relationship) since January 1, 2005;

•	the compensation and other payments (including payments made in the ordinary course of providing business services) each director (and the immediate family members of each director):
•	has received from or made to Park and/or any of our subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of an organization which has received compensation or payments from or made payments to Park and/or any of our subsidiaries) since January 1, 2005; and

•	presently expects to receive from or make to Park and/or any of our subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of an organization which expects to receive compensation or payments from or make payments to Park and/or any of our subsidiaries);
•	the relationship, if any, between each director (and the immediate family members of each director) and each independent registered public accounting firm which has served as the outside auditor for Park and/or any of our subsidiaries at any time since January 1, 2005;

•	whether any director (or any immediate family member of any director) is employed as an executive officer of another entity where at any time since January 1, 2005, any of Park’s executive officers served or presently serve on the compensation committee of such other entity; and

•	whether any director has participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time since January 1, 2005.
     Based upon that review, consideration and discussion and the unanimous recommendation of the Nominating Committee, the Board of Directors has determined that at least a majority of its members qualify as independent directors. The Board of Directors has determined that each of Nicholas L. Berning, Maureen Buchwald, James J. Cullers, F. William Englefield IV, John J. O’Neill, J. Gilbert Reese, Rick R. Taylor and Leon Zazworsky qualifies as an independent director because the director has no financial or personal ties, either directly or indirectly, with Park or our subsidiaries other than: (i) compensation received in the individual’s capacity as a director of Park and one of our subsidiaries; (ii) non-preferential payments made or received in the ordinary course of providing business services (in the nature of payments of interest or proceeds relating to banking services or loans by one or more of our bank subsidiaries); (iii) ownership of common shares of Park; (iv) in the case of Messrs. Cullers and Reese, fees for services rendered to one or more of our subsidiaries paid to the law firms with which they have been associated in an amount which represented less than $100,000 of such law firm’s consolidated gross revenues in the 2005 fiscal year and less than $50,000 of such law firm’s consolidated gross revenues in each of the 2006 and 2007 fiscal years; and (v) in the case of Mr. O’Neill, compensation received by Mr. O’Neill’s son in his capacity as a director of Park National Bank.
     C. Daniel DeLawder and David L. Trautman do not qualify as independent directors because they currently serve as executive officers of Park and Park National Bank. William T. McConnell does not qualify as an independent director because he is employed in a non-executive officer capacity by Park National Bank and was formerly an executive officer of Park and Park National Bank. William A. Phillips does not qualify as an independent director because he is employed in a non-executive officer capacity by Century National Bank and was formerly an executive officer of Century National Bank. Harry O. Egger does not qualify as an independent director because he formerly served as an executive officer of Park and of Security National Bank. During his tenure on the Board of Directors from March 9, 2007 to November 1, 2007, J. Daniel Sizemore did not qualify as an independent director because he also served as an executive officer of Vision Alabama and Vision Florida.
Nominating Procedures
     The Nominating Committee recommended the nominees identified in “PROPOSAL 1 — ELECTION OF DIRECTORS” for re-election as directors of Park at the Annual Meeting. As detailed in the Nominating Committee’s charter, the Nominating Committee has the responsibility to identify and recommend to the full Board of Directors individuals qualified to become directors of Park. Directors must be shareholders of Park.
     The Nominating Committee takes into account many factors when considering candidates for the Board of Directors to ensure that the Board is comprised of directors with a variety of experiences and backgrounds, each of whom has high-level managerial experience and represents the interests of Park’s shareholders as a whole rather than those of special interest groups. The Nominating Committee may consider those factors it deems appropriate when evaluating candidates, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size and scope to Park, experience as an executive of or adviser to a publicly traded or private company, experience and skill relative to other Board members and any additional specialized knowledge or experience. Depending on the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating Committee.
     In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials. Other than the requirement that a candidate be a Park shareholder, there are no specific minimum qualifications that must be met by a Nominating Committee-recommended nominee. However, the Nominating Committee does believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.
     The Nominating Committee will consider candidates for the Board from any reasonable source, including shareholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used by the Nominating Committee or the full Board to date.
     Shareholders may recommend director candidates for consideration by the Nominating Committee by writing to David L. Trautman, Park’s President and Secretary, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The recommendation must give the candidate’s name, age, business address, residence address, principal occupation and number of Park common shares beneficially owned. The recommendation must also describe the qualifications, attributes, skills or other qualities of the recommended director candidate. A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director must accompany any such recommendation.
     Any shareholder who wishes to nominate an individual for election as a director at an annual meeting of the shareholders of Park must comply with Park’s Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to Park’s President not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to Park’s President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the 2008 Annual Meeting must be received by April 7, 2008. Each shareholder nomination must contain the following information to the extent known by the nominating shareholder:
•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of Park common shares that will be voted for each proposed nominee;

•	the name and residence address of the nominating shareholder; and

•	the number of Park common shares beneficially owned by the nominating shareholder.
Nominations which do not comply with the above requirements and Park’s Regulations will be disregarded.
Communications with the Board of Directors
     Although Park has not to date developed formal processes by which shareholders may communicate directly with directors, Park believes that the informal process, in which any communication sent to the Board of Directors, either generally or in care of the Chief Executive Officer, the President and Secretary or another officer of Park, is forwarded to all members of the Board of Directors or specified individual directors, if applicable, has served the needs of the Board and Park’s shareholders. There is no screening process in respect of shareholder communications. All shareholder communications received by an officer of Park for the attention of the Board of Directors or specified individual directors are forwarded to the appropriate members of the Board.
     Park’s Board of Directors, or one of the Board committees, may consider the development of more specific procedures related to shareholder communications with the Board. Until other procedures are developed and posted on the “Governance Documents” section of the “Investor Relations” page of Park’s website at www.parknationalcorp.com, any communication to the Board of Directors or to individual directors may be sent to the Board or one or more individual directors, in care of David L. Trautman, Park’s

President and Secretary, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication,” as appropriate. All shareholder communications must identify the author as a shareholder of Park and clearly state whether the correspondence is directed to all members of the Board of Directors or to certain specified individual directors. All shareholder communications will be copied and circulated to the appropriate director or directors without any screening. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening.
Transactions with Related Persons
     On an annual basis, each director and each executive officer of Park must complete a Directors’ and Officers’ Questionnaire which requires disclosure of any transaction, arrangement or relationship with Park and/or any of our subsidiaries since the beginning of the last fiscal year in which the director or executive officer, or any member of his or her immediate family, has or had a direct or indirect material interest. In addition, officers of Park and our subsidiaries must provide personal financial information annually as well as periodic information regarding the incurrence of indebtedness over $10,000. Park’s Retail Loan Department also reviews information quarterly for any outstanding loans with Park and/or one of our subsidiaries in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. As a part of its review process, Park’s Retail Loan Department compares information on a quarterly basis to track originations of any new loans for a director or an executive officer, or any member of his or her immediate family, and reconciles all then current account information to ensure the data has been gathered and recorded accurately.
     The Audit Committee of Park’s Board of Directors is responsible, under the terms of its charter, for reviewing and overseeing procedures designed to identify related person transactions that are material to Park’s consolidated financial statements or otherwise require disclosure under applicable AMEX Rules or applicable rules adopted by the SEC, including those transactions required to be disclosed under Item 404 of SEC Regulation S-K. All such transactions must be approved by the Audit Committee. Further, under the terms of Park’s Code of Business Conduct and Ethics, the Audit Committee is responsible for reviewing and overseeing all actions and transactions which involve the personal interest of a director or executive officer of Park and determining in advance whether any such action or transaction represents a potential conflict of interest. In addition, under the terms of Park’s Commercial Loan Policy, all loans made to directors of Park or one of our subsidiaries in excess of $500,000 must also be approved by the full Board of Directors of Park or the applicable Park bank subsidiary. To the extent any transaction represents an ongoing business relationship with Park or any of our subsidiaries, such transaction must be reviewed annually and be on terms no less favorable than those which would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.
     During Park’s 2007 fiscal year, executive officers and directors of Park, members of their immediate families and firms, corporations or other entities with which they are affiliated, were customers of and had banking transactions (including loans and loan commitments) with one or more of Park’s bank subsidiaries in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or Park’s subsidiaries. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. At December 31, 2007, the aggregate principal balance of loans to the fourteen individuals then serving as directors and executive officers of Park and their respective associates as a group was approximately $32.3 million. In addition, at December 31, 2007, loans to the individuals then serving as directors and executive officers of Park’s subsidiaries, who were not also directors or executive officers of Park, and their respective associates as a group totaled approximately $86.2 million. As of the date of this proxy statement, each of the loans described in this paragraph was performing in accordance with its original terms. Each of the loans described in this paragraph was subject to Park’s written policies, procedures and standard underwriting criteria applicable to loans generally as well as made in accordance with the requirements of Regulation O promulgated by the Federal Reserve Board governing prior approval of the loan by the Board of Directors of the Park bank subsidiary making the loan.
     At the time of the Vision Merger, Vision and Vision Alabama leased real property associated with Vision Alabama’s branch locations in Gulf Shores and Orange Beach, Alabama from Gulf Shores Investment Group, LLC, an Alabama limited liability company. The following directors and executive officers of Vision (prior to the consummation of the Vision Merger) and Vision Alabama were members of Gulf Shores Investment Group, LLC with a 1/15th proportionate ownership interest: Gordon Barnhill, Jr., R. J. Billingsley, Julian Brackin, Joe C. Campbell, William D. Moody, James R. Owen, Jr., Donald W. Peak, Rick A. Phillips, Daniel M. Scarbrough, MD, J. Daniel Sizemore, George W. Skipper, III, Thomas Gray Skipper, J. Douglas Warren, Patrick Willingham and Royce T. Winborne. Vision and Vision Alabama also leased real property associated with Vision Alabama’s branch location in Elberta, Alabama from Elberta Holdings, LLC, an Alabama limited liability company. J. Daniel Sizemore and James R. Owen, Jr., were both members of Elberta Holdings, LLC with a 1/3rd proportionate ownership interest.
     At the time of the Vision Merger, Vision and Vision Florida leased real property associated with Vision Florida’s branch location in Panama City, Florida from Bay County Investment Group, LLC, a Florida limited liability company. The following directors and executive officers of Vision (prior to the consummation of the Vision Merger) and Vision Florida were members of Bay County Investment Group, LLC with a 1/23rd proportionate ownership interest: Warren Banach, Gordon Barnhill, Jr., Julian B. Brackin, R. J. Billingsley, James D. Campbell, DDS, Joe C. Campbell, Jr., Joey W. Ginn, Charles S. Isler, III, William D. Moody, James R. Owen, Jr., Donald W. Peak, Rick A. Phillips, Daniel M. Scarbrough, MD, George W. Skipper, III, Thomas Gray Skipper, J. Daniel Sizemore, J. Douglas Warren, Patrick Willingham, Lana Jane Lewis-Brent, Jimmy Patronis, Jr., John S. Robbins, Jerry F. Sowell, Jr. and James R. Strohmenger, MD.
     Effective as of March 29, 2007:
(i)	Vision Alabama purchased the real property associated with Vision Alabama’s branch location in Gulf Shores, Alabama from Gulf Shores Investment Group, LLC for a purchase price of $2,400,000;

(ii)	Vision Alabama purchased the real property associated with Vision Alabama’s branch location in Orange Beach, Alabama from Gulf Shores Investment Group, LLC for a purchase price of $2,000,000;

(iii)	Vision Alabama purchased the real property associated with Vision Alabama’s branch location in Elberta, Alabama from Elberta Holdings, LLC for a purchase price of $880,000; and

(iv)	Vision Florida purchased the real property associated with Vision Florida’s branch location in Panama City, Florida from Bay County Investment Group, LLC for a purchase price of $2,975,000.
Each purchase price represented the average of the appraised values obtained on behalf of each of Park and Vision (prior to the Vision Merger) and was agreed upon by J. Daniel Sizemore (on behalf of Vision) and C. Daniel DeLawder (on behalf of Park) on February 2, 2007. Each branch location was purchased by Vision Alabama or Vision Florida, as applicable, for cash. Prior to purchasing any such property, Vision Alabama or Vision Florida, as appropriate, calculated its “capital stock and surplus” for purposes of 12 C.F.R. § 223.3 in order to confirm that the amount of the proposed “covered transaction,” when combined with other

“covered transactions,” satisfied the limitations in respect of “covered transactions” set forth in Regulation W promulgated by the Federal Reserve Board. Park made an additional capital contribution to Vision Florida (in the amount of $4,700,000) to ensure that the limitations in respect of “covered transactions” were satisfied. Park made no additional capital contribution to Vision Alabama.
BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE BOARD
Meetings of the Board of Directors and Attendance at Annual Meetings of Shareholders
     The Board of Directors held six meetings during the 2007 fiscal year. Each incumbent director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by the Board committees on which he or she served, in each case during the period of his or her service, other than J. Gilbert Reese who attended 72%. In accordance with applicable AMEX Rules, the independent directors meet in executive session (without the presence of management and non-independent directors) immediately following each regular meeting of the Board of Directors and at such other times as the independent directors deem necessary.
     Park encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the then incumbent directors attended Park’s last annual meeting of shareholders held on April 16, 2007.
Committees of the Board
     During the 2007 fiscal year, the Board of Directors had six standing committees which held regularly scheduled meetings — the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee, the Nominating Committee and the Risk Committee.
      Audit Committee
     The Board of Directors has an Audit Committee which was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is currently comprised of Maureen Buchwald (Chair), Nicholas L. Berning, F. William Englefield IV and Leon Zazworsky. Ms. Buchwald and Messrs. Berning, Englefield and Zazworsky served as members of the Audit Committee during the entire 2007 fiscal year. Ms. Buchwald served as Chair of the Audit Committee during the entire 2007 fiscal year and will continue to so serve until April 21, 2008. Mr. Berning was appointed to serve as Chair of the Audit Committee on January 15, 2008, with an effective date of April 21, 2008. Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each current member of the Audit Committee qualifies as an independent director under the applicable AMEX Rules and under SEC Rule 10A-3.
     Upon the recommendation of the Nominating Committee, the Board of Directors has also determined that each of Ms. Buchwald and Mr. Berning qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of SEC Regulation S-K and satisfies the financial sophistication requirement of the AMEX Rules. Ms. Buchwald served as Vice President of Administration and Secretary of Ariel Corporation for more than 20 years prior to her retirement in 1997. In her capacity as Vice President of Administration, Ms. Buchwald oversaw the accounting functions of Ariel Corporation. Mr. Berning has been a Certified Public Accountant since 1974 and served as Controller of the Federal Home Loan Bank of Cincinnati from 1985 until his retirement effective March 1, 2006 (in addition to serving as a Senior Vice President from 1999 until his retirement effective March 1, 2006 and as a Vice President from 1988 to 1998). In addition to each of Ms. Buchwald’s and Mr. Berning’s qualification as an “audit committee financial expert”, Park’s Board of Directors strongly believes that each of the members of the Audit Committee is highly qualified to discharge the member’s duties on behalf of Park and Park’s subsidiaries and satisfies the financial literacy requirement of the AMEX Rules.

     The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Audit Committee Charter”). A copy of the Audit Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s website at www.parknationalcorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter and recommends changes to the full Board of Directors as necessary.
     The Audit Committee is responsible, among other things, for:
•	overseeing the accounting and financial reporting processes of Park and Park’s subsidiaries;

•	overseeing the audits of the consolidated financial statements of Park;

•	appointing, compensating and overseeing the work of the independent registered public accounting firm engaged by Park for the purpose of preparing or issuing an audit report or performing related work for Park or any of our subsidiaries;

•	determining hiring policies for employees or former employees of Park’s independent registered public accounting firm;

•	appointing and determining the compensation for the Chief Auditor (the Head of the Internal Audit Department), reviewing and approving the Internal Audit Department budget, determining the compensation for all of the staff auditors, reviewing and approving the Internal Audit Procedures Manual and overseeing the work of the Internal Audit Department;

•	instituting procedures for the receipt, retention and treatment of complaints received by Park regarding accounting, internal accounting controls or auditing matters, which procedures are outlined in Park’s Code of Business Conduct and Ethics;

•	reviewing and approving transactions with Park and/or any of Park’s subsidiaries in which a director or executive officer of Park, or any member of his or her immediate family, has a direct or indirect interest;

•	reviewing all significant regulatory examination findings requiring corrective action;

•	assisting the Board of Directors in the oversight of:
•	the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting;

•	the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the legal compliance and ethics programs established by Park’s management and the full Board of Directors.
In addition, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to Park or any of Park’s subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board of Directors.

     The Audit Committee met nine times during the 2007 fiscal year. The Audit Committee’s report relating to the 2007 fiscal year begins at page 58.
      Compensation Committee
     The Board of Directors has a Compensation Committee which is currently comprised of J. Gilbert Reese (Chair), John J. O’Neill and Leon Zazworsky. Each member of the Compensation Committee served during the entire 2007 fiscal year. Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each member of the Compensation Committee qualifies as an independent director under the applicable AMEX Rules. In addition, each Compensation Committee member qualifies as an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and as a non-employee director for purposes of SEC Rule 16b-3.
     The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Compensation Committee Charter”). A copy of the Compensation Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s website at www.parknationalcorp.com. The Compensation Committee will periodically review and reassess the adequacy of the Compensation Committee Charter and recommend changes to the full Board of Directors as necessary.
     The Compensation Committee’s primary responsibilities include:
•	reviewing with Park’s management and approving the general compensation policy for the executive officers of Park and those other employees of Park and Park’s subsidiaries which the full Board of Directors directs;

•	evaluating the performance of Park’s executive officers in light of goals and objectives approved by the Compensation Committee and determining those executive officers’ compensation based on that evaluation;

•	administering Park’s equity-based plans and any other plans requiring Compensation Committee administration and approving awards as required to comply with applicable securities and tax laws, rules and regulations;

•	overseeing the preparation of the compensation discussion and analysis and recommending to the full Board of Directors the inclusion of such compensation discussion and analysis in the annual proxy statement of Park in accordance with applicable AMEX rules and applicable SEC rules;

•	recommending to the Board of Directors the compensation for directors; and

•	reviewing and making recommendations to the full Board of Directors with respect to incentive compensation plans and equity-based plans in accordance with applicable laws, rules and regulations.
In addition, the Compensation Committee will review Park’s organizational structure and succession plans for Park’s executive officers with the full Board of Directors as needed. The Compensation Committee will also carry out any other responsibilities delegated to the Compensation Committee by the full Board of Directors.
     The Compensation Committee has the authority to retain one or more compensation consultants to assist in the evaluation of director and executive officer compensation. The Compensation Committee has sole authority to retain and terminate any such compensation consultants, including sole authority to approve the consultants’ fees and other retention terms.
     The Compensation Committee met four times during the 2007 fiscal year. The compensation discussion and analysis regarding executive compensation for the 2007 fiscal year begins at page 27 and the Compensation Committee Report for the 2007 fiscal year is on page 41.
      Executive Committee
     The Board of Directors has an Executive Committee which is currently comprised of William T. McConnell (Chair), C. Daniel DeLawder (Vice Chair), Harry O. Egger, John J. O’Neill, J. Gilbert Reese and Leon Zazworsky. Each member of the Executive Committee also served during the entire 2007 fiscal year. David L. Trautman serves as a non-member Secretary to the Executive Committee. The Executive Committee may exercise, to the fullest extent permitted by law and not delegated to another committee of the Board of Directors, all of the powers and authority granted to the Board. The Executive Committee assists the Board of Directors in overseeing the staff employees who perform independent loan review functions at the subsidiaries of Park and determines the compensation of these staff employees. The Executive Committee met 20 times during the 2007 fiscal year.
      Investment Committee
     The Board of Directors has an Investment Committee which is currently comprised of C. Daniel DeLawder (Chair), Harry O. Egger, William T. McConnell, John J. O’Neill, Rick R. Taylor and David L. Trautman. Each current member of the Investment Committee served during the entire 2007 fiscal year. The Investment Committee reviews the activity in the investment portfolio of Park and Park’s bank subsidiaries, monitors compliance with Park’s investment policy and assists management with the development of investment strategies. The Investment Committee met three times during the 2007 fiscal year.
      Nominating Committee
     The Board of Directors has a Nominating Committee which is currently comprised of John J. O’Neill (Chair), J. Gilbert Reese and Leon Zazworsky. Each member of the Nominating Committee also served during the entire 2007 fiscal year. The Board of Directors has determined that each member of the Nominating Committee qualifies as an independent director under the applicable AMEX Rules.
     The Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Nominating Committee Charter”). A copy of the Nominating Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s website at www.parknationalcorp.com. The Nominating Committee will periodically review and reassess the adequacy of the Nominating Committee Charter and recommend changes to the full Board of Directors as necessary.
     The primary purpose of the Nominating Committee is to identify qualified candidates for election, nomination or appointment to the Board of Directors and to recommend to the full Board a slate of director nominees for each annual meeting of the shareholders of Park or as vacancies occur between annual meetings of the shareholders. In addition, the Nominating Committee provides oversight on matters surrounding the composition and operation of the Board of Directors, including the evaluation of Board performance and processes, and makes recommendations to the full Board in the areas of Board committee selection, including Board committee chairpersons and committee rotation practices. The Nominating Committee will also carry out any other responsibilities delegated to the Nominating Committee by the full Board of Directors.

     The Nominating Committee met two times during the 2007 fiscal year.
     Risk Committee
     The Board of Directors has a Risk Committee which is currently comprised of Leon Zazworsky (Chair), James J. Cullers and F. William Englefield IV. Each member of the Risk Committee also served during the entire 2007 fiscal year. The Risk Committee assists the Board of Directors in overseeing Park’s enterprise-wide risks, including interest rate, liquidity, price, credit, transaction, capital management, reputational, strategic, technology, operational, legal, reporting and external risks. Towards this end, the Risk Committee monitors the level and trend of key risks, management’s compliance with risk tolerances established by the Board of Directors and the Park National Corporation Risk Management Policy. The Risk Committee also oversees and reviews the effectiveness of Park’s system for monitoring compliance with laws and regulations, reviews the status of material pending litigation, monitors whether material new initiatives have been appropriately analyzed and approved and reviews all regulatory information directed to the Board of Directors’ attention and the adequacy of management’s response. The Risk Committee met six times during the 2007 fiscal year.
     The Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Risk Committee Charter”). A copy of the Risk Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s website at www.parknationalcorp.com. At least annually, the Risk Committee will review and reassess the adequacy of the Risk Committee Charter and will recommend changes to the full Board of Directors as necessary.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee of Park’s Board of Directors is comprised of J. Gilbert Reese (Chair), John J. O’Neill and Leon Zazworsky. All of the members of the Compensation Committee are independent directors and none of them is a present or past employee or officer of Park or any of our subsidiaries. No member of the Compensation Committee has had any relationship with Park or any of our subsidiaries requiring individualized disclosure under Item 404 of SEC Regulation S-K; however, each of Messrs. Reese, O’Neill and Zazworsky as well as members of their immediate families and firms, corporations or other entities with which they are affiliated were customers of and had banking transactions (including loans and loan commitments) with one or more of Park’s bank subsidiaries in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. The loans to these persons: (i) were made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries and (ii) have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. None of Park’s executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on Park’s Board of Directors or Compensation Committee.
EXECUTIVE OFFICERS
     The following are the executive officers of Park, all of whom are elected annually and serve at the pleasure of the Board of Directors of Park. This table lists each executive officer’s age as of the date of this proxy statement as well as the positions presently held by each executive officer with Park and our principal subsidiaries and his individual business experience.

		Positions Held with Park and Our
Name	Age	Principal Subsidiaries and Principal Occupation

C. Daniel DeLawder	58	Chairman of the Board since January 2005, Chief Executive Officer since January 1999, President from 1994 to December 2004, and a Director since 1994, of Park; Chairman of the Board since January 2005, Chief Executive Officer since January 1999, President from 1993 to December 2004, Executive Vice President from 1992 to 1993, and a Director since 1992, of Park National Bank; a Director of Vision Florida since March 2007 and a Director/Member of Advisory Board of Vision Alabama since March 2007; a Member of Advisory Board from 1985 to March 2006, Chairman of Advisory Board from 1989 to 2003, and President from 1985 to 1992, of the Fairfield National Division of Park National Bank; a Director of Richland Trust Company from 1997 to January 2006; a Director of Second National Bank from 2000 to March 2006; a Director of the Federal Reserve Bank of Cleveland since January 2007

David L. Trautman	46	President since January 2005, Secretary since July 2002, and a Director since January 2005, of Park; President since January 2005, Executive Vice President from February 2002 to December 2004, Vice President from July 1993 to June 1997, and a Director since February 2002, of Park National Bank; Chairman of the Board from March 2001 to March 2006, a Director from May 1997 to March 2006, and President and Chief Executive Officer from May 1997 to February 2002, of First-Knox National Bank; a Director of United Bank, N.A. from 2000 to March 2006

John W. Kozak	52	Chief Financial Officer of Park since April 1998 (became an executive officer of Park on July 22, 2002); Senior Vice President since January 1999, Chief Financial Officer since April 1998, a Director since December 2006, and Vice President from 1991 to 1998, of Park National Bank; Chief Financial Officer from 1980 to 1991, and a Director from 1988 to May 2006 of Century National Bank
     There are no family relationships among any of Park’s directors, nominees for re-election as directors and executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Introduction
     The executive officers of Park receive no compensation directly from Park. Instead, C. Daniel DeLawder, Park’s Chairman of the Board and Chief Executive Officer, David L. Trautman, Park’s President and Secretary, and John W. Kozak, Park’s Chief Financial Officer, are paid by Park National Bank for services rendered in their capacities as executive officers of Park and Park National Bank. For purposes of this discussion, Messrs. DeLawder, Trautman and Kozak are sometimes collectively referred to as the named executive officers.
     The Compensation Committee has the authority to engage its own independent advisors to assist in their deliberations at any time. Historically, the Compensation Committee had not engaged or relied upon compensation consultants. However, in the spring of 2006, the Compensation Committee directed Park’s management to seek professional assistance to review the compensation formula historically applied in determining the compensation of the executive officers of Park and the other officers of Park’s subsidiaries and to undertake a comparative peer market analysis. As a result, Park’s management retained the services of Towers Perrin, a human resources consulting company with nationally recognized experience and credentials, to undertake such a review and analysis of total direct compensation levels (base salary, incentive compensation and the estimated value of long-term incentives). That review and analysis was completed in June of 2006. The Compensation Committee did not request that Towers Perrin update its analysis or perform any other services for Park during the 2007 fiscal year. The Compensation Committee expects to hire an independent compensation consultant during the fiscal year ending December 31, 2008 (the “2008 fiscal year”) to review all of Park’s executive compensation programs and make recommendations related to those programs.
     Each member of the Compensation Committee is also a member of the Board of Directors of Park National Bank, as are Messrs. DeLawder, Trautman and Kozak. As a result, the members of the Compensation Committee have at least monthly contact with each of Park’s executive officers and an opportunity to frequently evaluate the performance of each executive officer.
     The Compensation Committee meets with Mr. DeLawder and the other executive officers of Park to solicit and obtain recommendations with respect to Park’s compensation programs and practices; however, the Compensation Committee makes the final determinations with respect to all forms of compensation for executive officers of Park, and no executive officer is a part of the final deliberations and decisions impacting any of Park’s executive officers. Messrs. DeLawder, Trautman and Kozak were invited to attend some of the Compensation Committee’s meetings throughout the 2007 fiscal year. At each meeting of the Compensation Committee, whether attended by a member of Park’s management or not, the members of the Compensation Committee met in executive session for at least a portion of the meeting. This practice has continued during the 2008 fiscal year through the date of this proxy statement.
     The Compensation Committee determines the base salaries and incentive compensation payments appropriate for the executive officers of Park and the aggregate base salaries and incentive compensation available for officers and administrative managers of the subsidiaries of Park. The Compensation Committee has authorized Messrs. DeLawder and Trautman to determine the base salary and incentive compensation payment to be awarded to the president of each subsidiary of Park other than Mr. Trautman (and, where appropriate, each division of a subsidiary) as well as to the senior vice presidents of Park National Bank other than Mr. Kozak. The president of each subsidiary of Park (and, where appropriate, each division of a subsidiary) identifies compensation levels for each officer for whom he or she has responsibility. The Compensation Committee has authorized Messrs. DeLawder and Trautman to approve the compensation paid to such officers, based largely on the recommendations made by the president of each subsidiary or division. The Audit Committee of Park determines the compensation for all of the staff auditors, including the Chief Auditor (the Head of the Internal Audit Department). The Executive Committee of Park determines the compensation for the staff employees who perform independent loan review functions at the subsidiaries of Park.
     Compensation Philosophy and Objectives
     Park’s compensation program is designed to attract, reward and retain officers and other key employees, to motivate such individuals to achieve Park’s annual, long-term and strategic goals and to reward individual effort and performance with the primary objective of improving return on shareholders’ equity. Historically, the compensation program for all officers of Park and Park’s subsidiaries, including the named executive officers, has consisted of three primary elements — a base salary component, an incentive compensation component and an incentive stock option (“ISO”) component. Park’s executive compensation program is administered by the Compensation Committee which evaluates compensation and performance on an annual basis to ensure that Park’s compensation program is equitable based on each individual’s level of responsibility. While the Compensation Committee does not specifically analyze tally sheets when making compensation decisions, each member of the Compensation Committee has a strong working knowledge of the elements of each executive officer’s compensation as well as aggregate total amount of actual and projected compensation.
     To ensure that compensation levels are commensurate with levels of responsibility, Park’s compensation program has historically paid higher salaries and greater proportionate amounts of the available pool of incentive compensation to individuals with the highest levels of responsibility.
     In assessing the performance of Park’s executive officers, the Compensation Committee reviewed various measures of company and industry performance, such as return on average assets, return on shareholders’ equity, the net interest margin, the efficiency ratio and asset quality ratios. Historically, the Compensation Committee’s review focused primarily on profitability for shareholders as expressed by return on shareholders’ equity based on its belief that return on shareholders’ equity is an objective measuring tool which can be reviewed on an absolute basis as well as on a comparative basis in relation to Park’s peer bank holding companies. This focus did not change when the Compensation Committee evaluated the performance of Park’s executive officers for the 2007 fiscal year.
     Park believes that the combination of base salary and incentive compensation ties compensation levels to overall performance by Park and Park’s subsidiaries as well as the individual performance of the executive officers. The cash compensation philosophy of both Park and Park National Bank reflects the belief that a significant part of total executive cash compensation should be at “risk” in the form of incentive compensation based on the performance of Park and Park’s subsidiaries.
     Park also maintains the 2005 Incentive Stock Option Plan (the “2005 Plan”) and the 1995 Incentive Stock Option Plan (the “1995 Plan”); however, the 1995 Plan expired by its terms on January 16, 2005 and no further grants may be made under it. The equity component of Park’s compensation program consists of ISO awards under the 2005 Plan which are designed to align the interests of the employees of Park and Park’s subsidiaries with those of Park’s shareholders over a multi-year period and to encourage the employees of Park and Park’s subsidiaries to remain with the Park organization in a competitive labor market. The number of common shares subject to each ISO is determined by the Compensation Committee based on an evaluation of competitive factors in conjunction with total compensation provided to the individual as well as the objectives of Park’s compensation program described above; however, the number of common shares subject to each ISO is limited to the extent necessary to allow the ISO to qualify as such under Section 422 of the Internal Revenue Code.

     The Compensation Committee did not grant any ISOs to the executive officers of Park during the 2007 fiscal year in recognition of the negative impact on Park’s earnings for the 2007 fiscal year of the results of operations of Vision Bank following the Vision Merger, and the reduction in aggregate net income generated by Park’s Ohio-based bank subsidiaries.
     2007 Executive Compensation Components
     During the 2007 fiscal year, Park focused primarily on a combination of base salary and payments under Park’s incentive compensation plan. As discussed above, no ISOs were granted to any of the executive officers of Park. For the 2007 fiscal year, the principal components of compensation for the executive officers were:
•	base salary;

•	payments under Park’s incentive compensation plan;

•	retirement and other benefits; and

•	perquisites and other personal benefits.
     The Compensation Committee relied on the information about total direct compensation levels (base salary, incentive compensation and the estimated value of long-term incentives) provided in the 2006 review and analysis by Towers Perrin in order to conclude that Park’s executive officers were fairly compensated when compared to the total direct compensation levels for executive officers of its regional peer group and a high performing bank holding company peer group. However, the Compensation Committee did not request that Towers Perrin update the compensation surveys to compare Park’s total direct compensation levels for the 2007 fiscal year against those for the peer groups. Due to the relatively poor results for Park for the 2007 fiscal year, the Compensation Committee concluded that total direct compensation for the executive officers — specifically the incentive compensation component — would be reduced for the 2007 fiscal year.
     The bank holding companies that had been included in Park’s regional peer group in the 2006 Towers Perrin study, other than Park, were:

Bank Holding Company	Location

Sky Financial Group, Inc.	Bowling Green, OH
Flagstar Bancorp, Inc.	Troy, MI
Fulton Financial Corporation	Lancaster, PA
FirstMerit Corporation	Akron, OH
Old National Bancorp	Evansville, IN
Citizens Republic Bancorp, Inc.	Flint, MI
Susquehanna Bancshares, Inc.	Lititz, PA
United Bankshares, Inc.	Charleston, WV
Irwin Financial Corporation	Columbus, IN
Republic Bancorp Inc.	Owosso, MI
First Commonwealth Financial Corporation	Indiana, PA
F.N.B. Corporation	Hermitage, PA
National Penn Bancshares, Inc.	Boyertown, PA
WesBanco, Inc.	Wheeling, WV
Chemical Financial Corporation	Midland, MI
First Financial Bancorp.	Hamilton, OH
1st Source Corporation	South Bend, IN

Bank Holding Company	Location

Independent Bank Corporation	Ionia, MI
First Merchants Corporation	Muncie, IN
Harleysville National Corporation	Harleysville, PA
Integra Bank Corporation	Evansville, IN
The bank holding companies that had been included in the high performing bank holding company peer group in the 2006 Towers Perrin study, other than Park, were:

Bank Holding Company	Location

TCF Financial Corporation	Wayzata, MN
Valley National Bancorp	Wayne, NJ
CORUS Bankshares, Inc.	Chicago, IL
East West Bancorp, Inc.	Pasadena, CA
Cathay General Bancorp	Los Angeles, CA
CVB Financial Corp.	Ontario, CA
Westamerica Bancorporation	San Rafael, CA
Glacier Bancorp, Inc.	Kalispell, MT
Prosperity Bancshares, Inc.	Houston, TX
Independent Bank Corporation	Ionia, MI
TrustCo Bank Corp NY	Glenville, NY
First Financial Bankshares, Inc.	Abilene, TX
Bank of the Ozarks, Inc.	Little Rock, AR
Nara Bancorp, Inc.	Los Angeles, CA
Wilshire Bancorp, Inc.	Los Angeles, CA
Virginia Commerce Bancorp, Inc.	Arlington, VA
Suffolk Bancorp	Riverhead, NY
Royal Bancshares of Pennsylvania, Inc.	Narberth, PA
Cascade Bancorp	Bend, OR
Northern Empire Bancshares	Santa Rosa, CA
Smithtown Bancorp, Inc.	Hauppauge, NY
Columbia Bancorp	The Dalles, OR
First South Bancorp, Inc.	Washington, NC
     Base Salary
     Base salaries are the guaranteed portion of an employee’s annual cash compensation. The base salaries for Park’s executive officers are set so as to reflect the duties and level of responsibility inherent in each position and to reflect the quality of individual performance.
     Base salary levels for Park’s executive officers are considered annually as part of the Compensation Committee’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to base salaries of executive officers are based on the Compensation Committee’s assessment of each individual’s performance. In setting base salaries, the Compensation Committee considers the importance of linking a significant portion of each named executive officer’s compensation to performance in the form of the annual incentive compensation which is tied to both Park’s performance and individual performance. Generally, previously granted ISOs are not considered by the Compensation Committee in setting cash compensation levels.

     On December 27, 2006, the Compensation Committee approved the base salaries of each of the named executive officers for Park’s 2007 fiscal year. Management proposed that each of Messrs. DeLawder’s, Trautman’s and Kozak’s base salaries and total cash compensation for 2007 remain unchanged from 2006. The Compensation Committee determined that each of the executive officers should receive a 2% increase in their total cash compensation and that the cash compensation be paid to these three executive officers during the 2007 fiscal year be split 50% base salary and 50% incentive compensation (reflecting incentive compensation received in respect of the 2006 fiscal year). After reviewing peer group data developed by SNL Securities and in the Towers Perrin study, the Compensation Committee (in executive session) approved the 2% increase in total compensation as well as the 50/50 split between base salary and incentive compensation. For the 2007 fiscal year, the Compensation Committee determined that the base salaries and the total cash compensation (incorporating incentive compensation received in respect of the 2006 fiscal year), following the 2% increase in 2007, were appropriate for all three executive officers as compared to similar positions at Park’s regional bank holding company peer group and the high performing bank holding company peer group identified above. The Compensation Committee determined that the overall performance for Park and its bank subsidiaries had been satisfactory in 2006, based on Park’s return on average assets and return on shareholders’ equity ratios compared to those of the peer groups. The members of the Compensation Committee also concluded that the executive officers generally met their performance objectives and that a 2% compensation increase for 2007 was appropriate. The base salaries for the 2007 fiscal year were $473,525 for Mr. DeLawder, $313,250 for Mr. Trautman and $214,455 for Mr. Kozak.
     On January 16, 2008, the Compensation Committee approved the base salaries of each of the named executive officers for Park’s 2008 fiscal year. Management proposed that the base salaries for each of Messrs. DeLawder, Trautman and Kozak remain the same in 2008 as for 2007. The Compensation Committee agreed with the recommendation in light of the relatively poor results for Park for the 2007 fiscal year, as a result of the performance of Vision Bank following the Vision Merger, and the reduction in aggregate net income generated by Park’s Ohio-based bank subsidiaries. The base salaries for the 2008 fiscal year are $473,525 for Mr. DeLawder, $313,250 for Mr. Trautman and $214,455 for Mr. Kozak. The differences in the base salaries of Messrs. DeLawder, Trautman and Kozak reflect their relative levels of responsibility and are consistent with the differences found in the peer groups reviewed in the 2006 Towers Perrin study.
     Incentive Compensation Plan
     The Compensation Committee of Park’s Board of Directors administers Park’s incentive compensation plan which may enable the officers of Park National Bank (the Park National Division, the Fairfield National Division, the Consolidated Computer Center Division and The Park National Bank of Southwest Ohio & Northern Kentucky division), Richland Trust Company, Century National Bank, First-Knox National Bank (the First-Knox National Division and the Farmers and Savings Division), Second National Bank, United Bank, N.A., Security National Bank (the Security National Division and the Unity National Division), The Citizens National Bank of Urbana, Vision Bank (the Vision Bank headquartered in Panama City, Florida and the Vision Bank Division of Gulf Shores, Alabama), Scope Leasing, Inc. and Guardian Financial Services Company (collectively, “Park’s Principal Subsidiaries”) to share in any above-average return on equity (as defined below) which Park and Park’s subsidiaries on a consolidated basis may generate during each twelve-month period ending September 30. During the 2007 fiscal year, all officers of Park’s Principal Subsidiaries other than Vision Bank (including each of Park’s named executive officers) were eligible to participate in the incentive compensation plan. For the 2008 fiscal year, all officers of Park’s Principal Subsidiaries (including Vision Bank) may be eligible to participate.
     Above-average return on equity is defined as the amount by which the net income to average shareholders’ equity ratio of Park and Park’s subsidiaries on a consolidated basis for a twelve-month period ended September 30 exceeds the median net income to average shareholders’ equity ratio of all

U.S. bank holding companies of similar asset size ($3 billion to $10 billion). A historically applied formula determines the amount, if any, by which Park’s return on equity ratio exceeds the median return on equity ratio of these peer bank holding companies. Approximately twenty percent (20%) of any such excess amount on a before-tax equivalent basis may then be available for incentive compensation. If Park’s return on equity ratio is equal to or less than that of the peer group, no incentive compensation will be available with respect to that twelve-month period.
     For the 2007 incentive compensation paid in 2008, the Compensation Committee met on January 16, 2008 and reviewed management’s computation of the incentive compensation pool for the twelve months ended September 30, 2007. Management’s computation of the incentive compensation pool was determined by using 20% of the amount by which Park’s return on equity ratio for the twelve-month period ended September 30, 2007 exceeded the median return on equity ratio of the peer bank holding companies (the “computed return on equity advantage”) and decreasing this amount based upon the decrease in Park’s diluted earnings per share for the twelve months ended September 30, 2007 compared to the twelve months ended September 30, 2006.
     The following table indicates by how much the computed return on equity advantage was to be increased or decreased based on the relative change in diluted earnings per share.

Increase or Decrease in	Increase or Decrease in
Diluted EPS	Incentive Compensation Pool
0 to 1.99%	0%
2 to 2.99%	.5%
3 to 3.99%	1.5%
4 to 4.99%	2.4%
5 to 5.99%	3.5%
6 to 6.99%	4.8%
7 to 7.99%	6.3%
8% and over	Equivalent to actual percentage (or portion thereof) increase or decrease
Diluted earnings per share decreased by 7.1% for the twelve months ended September 30, 2007 compared to the twelve months ended September 30, 2006. As a result, the incentive pool was decreased by 6.3%, as indicated in the table, to take into account the reduction in diluted earnings per share.
     Management’s computation of the incentive compensation pool was $8,959,000 for the twelve months ended September 30, 2007. The computed 20% of return on equity advantage was $9,561,000 and the reduction based on the percentage decrease in diluted earnings per share was $602,000 or 6.3%.
     Management’s computation of the incentive compensation pool of $8,959,000 for the twelve months ended September 30, 2007 represented a $833,000 or 8.5% reduction from the incentive compensation pool of $9,792,000 for the twelve months ended September 30, 2006. The Compensation Committee reviewed management’s computation of the incentive compensation pool and concluded that the recommended reduction in the amount of the incentive compensation pool was reasonable.
     The following schedule sets forth the incentive compensation paid on February 8, 2008 to each of Messrs. DeLawder, Trautman and Kozak for the twelve-month period ended September 30, 2007, as compared to each of their incentive compensation payments for the twelve-month period ended September 30, 2006:

	2006 Incentive	Amount	Percentage	2007 Incentive
Name	Compensation	Change	Change	Compensation
C. Daniel DeLawder	$473,525	($173,525)	(36.6%)	$300,000
David L. Trautman	$313,250	($63,250)	(20.2%)	$250,000
John W. Kozak	$214,455	($14,455)	(6.7%)	$200,000
     The Compensation Committee determined that the incentive compensation awards paid to the named executive officers for the twelve-month period ended September 30, 2007, should be reduced based on the negative impact on Park’s results of the performance of Vision Bank following the Vision Merger, and the reduction in aggregate net income generated by Park’s Ohio-based bank subsidiaries. The Compensation Committee also concluded that Park’s Chairman of the Board and Chief Executive Officer (Mr. DeLawder) and Park’s President and Secretary (Mr. Trautman) should have a larger decrease in the amount of their incentive compensation award than the overall decrease in the incentive compensation pool of 8.5%. The Compensation Committee concluded that the executive officers should receive different percentage reductions based on their differing levels of responsibility as reflected in the table above.
     Stock Option Plans
     Historically, Park has made periodic (generally annual) grants of ISOs to employees of Park and Park’s subsidiaries, including Park’s executive officers, to enhance the link between the creation of shareholder value and long-term executive compensation. Officers and other key employees of Park and Park’s subsidiaries may be selected by the Compensation Committee to receive ISOs.
     The exercise price of each ISO has been and will be equal to the closing price of Park’s common shares as reported on AMEX on the date of grant. Each ISO has had and will have a term of five years. ISOs are exercisable at such times and subject to such restrictions and conditions as the Compensation Committee imposes at the time of grant. Typically, the ISOs vest immediately. Park does not reprice ISOs.
     The Compensation Committee’s procedure for timing ISO grants is designed to avoid grants ahead of the release of material nonpublic information and to ensure that grant timing cannot be manipulated to result in a price that is favorable to the employees of Park and Park’s subsidiaries. The ISO grants in the 2007 fiscal year were made during periods when Park’s trading window has been open.
     During the fourth quarter of 2007, the Compensation Committee granted ISOs covering an aggregate of 90,000 common shares to officers and other key employees of Park’s bank subsidiaries. Park’s management recommended to the Compensation Committee the number of ISOs to be granted to the officers of Park’s bank subsidiaries. The Compensation Committee approved management’s recommendation for the total number of ISOs to be issued. The ISOs were divided among Park’s bank subsidiaries based on asset size and contribution of earnings. The presidents of Park’s bank subsidiaries recommended the distribution of the ISOs which was reviewed by the Chairman of the Board and Chief Executive Officer and the President and Secretary of Park and approved by the Compensation Committee.
     The Compensation Committee did not grant any ISOs to the executive officers of Park during the 2007 fiscal year. During the fourth quarter of 2007, Park’s executive officers informed the Board of Directors and the Compensation Committee of the significant credit problems in the markets served by Vision Bank reflected by anticipated significant increases in nonperforming loans, the loan loss provision and net loan charge-offs for Vision Bank. Park’s executive officers recommended to the Compensation

Committee that they not be granted any ISOs as a result of the negative impact on Park’s earnings for the 2007 fiscal year of the results of operations of Vision Bank following the Vision Merger, and the reduction in aggregate net income generated by Park’s Ohio-based bank subsidiaries. The Compensation Committee agreed with the recommendation.
     The Compensation Committee and Park’s management are in the process of reviewing Park’s compensation program. The Compensation Committee expects to hire an independent compensation consultant during the 2008 fiscal year to review all of Park’s executive compensation programs and make recommendations related to those programs, including the possibility of incorporating equity-based and other long-term incentives that increase in value contingent upon increases in the per share price of Park’s common shares.
     Retirement and Other Benefits
     Defined Benefit Pension Plan
     The executive officers of Park are eligible to participate in the Park National Corporation Defined Benefit Pension Plan (the “Park Pension Plan”) on the same basis as all other eligible employees. The Park Pension Plan covers employees of Park’s Principal Subsidiaries who have attained age 21 and completed one year of credited service. Under the Park Pension Plan, annual benefits are paid in monthly installments for life with 120 months of payments guaranteed. Further information regarding the Park Pension Plan can be found under the heading “Park Pension Plan” beginning on page 45.
     Supplemental Executive Retirement Benefits
     SERP — 2007 Fiscal Year
     Park adopted the Park National Corporation Supplemental Executive Retirement Plan (the “SERP”) in December 1996. During the 2007 fiscal year, the SERP benefited 30 current and former officers of Park and Park’s subsidiaries, including Mr. DeLawder, Mr. Kozak and William T. McConnell (who was formerly an executive officer of Park and Park National Bank and currently serves as Chairman of the Executive Committee and a director of Park and Park National Bank). Mr. Trautman did not participate in the SERP during the 2007 fiscal year. Each of the SERP participants, including Messrs. DeLawder, Kozak and McConnell, was a party to a Supplemental Executive Retirement Plan Agreement effective December 27, 1996 (the “1996 SERP Agreement”) with Park.
     The 1996 SERP Agreements represented unfunded, non-qualified benefit arrangements designed to restore benefits lost due to limitations under the Internal Revenue Code on the amount of compensation covered by and the benefits payable under the Park Pension Plan. Park and Park’s subsidiaries had no obligation to set aside any funds with which to pay their respective obligations under the 1996 SERP Agreements. The participants, their beneficiaries and any successors in interest were to be general creditors of Park and Park’s subsidiaries in the same manner as any other creditor having a general claim for matured and unpaid compensation.
     Pursuant to each 1996 SERP Agreement, if a participant continued to be employed by Park or one of Park’s subsidiaries until age 62, the participant was entitled to receive a payment equal to the balance of his “pre-retirement account” (as defined below) in 15 annual installments. These payments were to commence 30 days following the date on which the participant attained age 62. A participant could elect to receive the balance of his or her pre-retirement account in any number of years that was less than 15 years, provided that the election was made in writing to Park or one of Park’s subsidiaries no less than one year prior to the participant’s retirement date.

     For purposes of the SERP, the “pre-retirement account” was a liability reserve account established on the books of Park or one of Park’s subsidiaries for the benefit of the participant. The pre-retirement account was increased or decreased each year by an amount equal to the aggregate annual after-tax income, calculated in accordance with FASB Technical Bulletin 85-4, from the life insurance policy (described below) until: (i) the participant’s voluntary resignation from, or termination without cause by, Park and Park’s subsidiaries prior to age 62 or (ii) the participant’s retirement.
     In addition to the payment of the pre-retirement account (discussed above), a participant was also entitled to receive a payment equal to the “index retirement benefit” (as defined below). Payment of the index retirement benefit was to commence in the first year that a participant retired from Park and Park’s subsidiaries after age 62 and was to be paid each year thereafter until the participant’s death.
     For purposes of the SERP, the “index retirement benefit” for a participant for any year was to be equal to the aggregate annual after-tax income, calculated in accordance with FASB Technical Bulletin 85-4, from the life insurance policy (described below).
     If a participant were to voluntarily resign or was terminated, with or without cause (as defined in the 1996 SERP Agreement), prior to age 62, all benefits under the 1996 SERP Agreement were forfeited. If a participant began to draw benefits from Park’s Long Term Disability Plan, for as long as the participant remained disabled, the participant could elect to be paid the balance of his pre-retirement account in equal annual installments from the time the participant began to draw benefits under the Long Term Disability Plan until age 62. From and after the age of 62, the participant was to be paid the index retirement benefit annually until the participant’s death. If a participant died prior to having received the full balance of the participant’s pre-retirement account, such unpaid balance was to be paid in a lump sum to the beneficiary selected by the participant and filed with Park or one of Park’s subsidiaries. In the absence of or a failure to designate a beneficiary, the unpaid balance was to be paid in a lump sum to the personal representative of the participant’s estate.
     Park purchased split-dollar life insurance policies with respect to 26 of the participants in the SERP, including Messrs. DeLawder, Kozak and McConnell, in order to fund Park’s obligations under the 1996 SERP Agreement to which each such participant was a party. The SERP was designed to provide an annual targeted retirement benefit of approximately $127,900, $3,900 and $53,200 for Messrs. DeLawder, Kozak and McConnell, respectively. These additional benefits were not guaranteed and were dependent upon the earnings from the related life insurance policies compared to the average yield on three-month Treasury bills. Each life insurance policy also provides a life insurance benefit for the participants in the SERP to whom the policies relate, who die before age 84. The amount of this life insurance benefit is equal to the present value of the stream of future benefits which would have been paid to the individual until age 84 but had not been paid at the time of the individual’s death. If the amount of this life insurance benefit were computed as of December 31, 2007, the life insurance benefit for Mr. DeLawder would have been approximately $1,996,600, the life insurance benefit for Mr. Kozak would have been approximately $33,500, and the life insurance benefit for Mr. McConnell would have been approximately $848,300.
     SERP — 2008 Fiscal Year
     At its meeting on February 18, 2008, the Compensation Committee approved a Supplemental Executive Retirement Benefits Agreement (the “Trautman SERP Agreement”) between Park and Mr. Trautman, which became effective as of that date.
     The Trautman SERP Agreement represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of aggregate retirement benefits for Mr. Trautman which would provide him with the equivalent of approximately 40% of his projected annual compensation at age 62. The 40%

retirement benefit is computed by adding to the supplemental retirement benefit provided by the Trautman SERP Agreement: (i) the projected benefit for Mr. Trautman under the Park Pension Plan; (ii) the projected benefit for Mr. Trautman related to contributions made by Park to the Park KSOP on Mr. Trautman’s behalf to match pre-tax elective deferral contributions made by him; and (iii) projected Social Security benefits to be received by Mr. Trautman. Under the Trautman SERP Agreement, Mr. Trautman will be entitled to receive an annual supplemental retirement benefit of $125,000 (the “Trautman Full Benefit”) beginning at age 62, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, in March of 2023 (the “Trautman Payment Commencement Date”) and payable each year thereafter until his death.
     If Mr. Trautman separates from service (within the meaning of the Treasury regulations applicable to Section 409A of the Internal Revenue Code) with Park and Park’s subsidiaries for any reason prior to the Trautman Payment Commencement Date, he forfeits any right to payment under the Trautman SERP Agreement. Notwithstanding the foregoing, in the event that Mr. Trautman becomes substantially disabled (as defined in the Trautman SERP Agreement) while employed by Park and Park’s subsidiaries prior to the Trautman Payment Commencement Date, he will be entitled to receive a reduced benefit (the “Limited Benefit” as defined in the Trautman SERP Agreement), the amount of which varies depending on the year in which Mr. Trautman becomes substantially disabled. In the event a change in control occurs before Mr. Trautman experiences a separation from service with Park and Park’s subsidiaries, Mr. Trautman will become fully vested in the Trautman Full Benefit as though he remained continuously employed with Park and Park’s subsidiaries until the Trautman Payment Commencement Date, and payments of the Trautman Full Benefit will begin on the Trautman Payment Commencement Date as described above. For purposes of the Trautman SERP Agreement, a change in control is deemed to occur upon: (a) the execution of an agreement for the sale of all or a material portion of the assets of Park; (b) a merger or recapitalization in which Park is not the surviving entity; or (c) the acquisition of the beneficial ownership of 25% or more of the outstanding voting securities of Park by any person, trust, entity or group.
     If Mr. Trautman experiences a separation from service with Park and Park’s subsidiaries for cause (as defined in the Trautman SERP Agreement) or if Park determines, following the Trautman Payment Commencement Date or Mr. Trautman’s becoming substantially disabled, that cause existed to terminate Mr. Trautman, the Trautman SERP Agreement will immediately terminate and Mr. Trautman will forfeit any right to receive future payments and must return all payments previously made under the Trautman SERP Agreement within 30 days. In addition, Mr. Trautman will forfeit the right to receive future payments under the Trautman SERP Agreement if he violates certain non-competition, non-solicitation of customers and non-solicitation of employees covenants set forth in the Trautman SERP Agreement during a period of 12 months following his separation from service with Park and Park’s subsidiaries.
     The Trautman SERP Agreement terminates upon Mr. Trautman’s death.
     Park intends to purchase a split-dollar life insurance policy with respect to Mr. Trautman in order to fund Park’s obligations under the Trautman SERP Agreement. Park anticipates that this life insurance policy will also provide a life insurance benefit for Mr. Trautman if he should die before age 84. The amount of this life insurance benefit is expected to be equal to the present value of the stream of future benefits which would have been paid under the Trautman SERP Agreement to Mr. Trautman until age 84 but had not been paid at the time of his death.
     At its meeting on February 18, 2008, the Compensation Committee also approved Amended and Restated Supplemental Executive Retirement Benefits Agreements (the “Amended SERP Agreements”) for the 30 current and former officers of Park and Park’s subsidiaries participating in the SERP (the “Original SERP Participants”), including Messrs. DeLawder, Kozak and McConnell. Each Amended

SERP Agreement, which became effective as of February 18, 2008, amends and restates the terms of the 1996 SERP Agreement to which each Original SERP Participant was a party, by changing the calculation of benefits payable to the Original SERP Participant from a defined contribution (indexed) formula to a defined benefit formula. Due to the manner in which they were calculated, payments under the 1996 SERP Agreements have been quite variable in amount for the Original SERP Participants from year to year — sometimes being much larger or sometimes being much smaller than the targeted amount. Under the Amended SERP Agreements, payments will be made in the same amount each year. The present value of the future payments under the defined benefit formula provisions of the Amended SERP Agreements are projected to be the same as under the defined contribution (indexed) formula provisions of the 1996 SERP Agreements.
     Pursuant to each Amended SERP Agreement, an Original SERP Participant is entitled to receive an annual supplemental retirement benefit (the “Full Benefit” as defined in each Amended SERP Agreement) beginning, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, at age 62 (the “Payment Commencement Date”) and payable each year thereafter until the Original SERP Participant’s death. The annual Full Benefit for each Original SERP Participant under his Amended SERP Agreement is the same amount as the annual targeted benefit for the Original SERP Participant under his 1996 SERP Agreement. Mr. DeLawder will be entitled to receive an annual Full Benefit of $127,900 beginning, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, at age 62 in October of 2011. Mr. Kozak will be entitled to receive an annual Full Benefit of $3,900 beginning, subject to compliance with the requirements of Section 409A of the Internal Revenue Code, at age 62 in March of 2017. Mr. McConnell, who has reached age 62 and was receiving an annual targeted benefit under his 1996 SERP Agreement of $53,200, is entitled to continue receiving an annual Full Benefit under his Amended SERP Agreement of the same amount.
     If an Original SERP Participant separates from service (within the meaning of the Treasury regulations applicable to Section 409A of the Internal Revenue Code) with Park and Park’s subsidiaries for any reason prior to his Payment Commencement Date, he forfeits any right to payment under his Amended SERP Agreement. Notwithstanding the foregoing, in the event that an Original SERP Participant becomes substantially disabled (as defined in each Amended SERP Agreement) while employed by Park and Park’s subsidiaries prior to his Payment Commencement Date, he will be entitled to receive a reduced benefit (the “Limited Benefit” as defined in each Amended SERP Agreement), the amount of which varies depending on the year in which the Original SERP Participant becomes substantially disabled. In the event a change in control occurs before an Original SERP Participant experiences a separation from service with Park and Park’s subsidiaries, the Original SERP Participant will become fully vested in his annual Full Benefit as though he remained continuously employed with Park and Park’s subsidiaries until his Payment Commencement Date, and payments will begin on his Payment Commencement Date as described above. For purposes of each Amended SERP Agreement, a change in control is defined in the same manner as under the Trautman SERP Agreement.
     If an Original SERP Participant experiences a separation from service with Park and Park’s subsidiaries for cause (as defined in each Amended SERP Agreement) or if Park determines, following an Original SERP Participant’s Payment Commencement Date or the Original SERP Participant’s becoming substantially disabled, that cause existed to terminate the Original SERP Participant, his Amended SERP Agreement will terminate and the Original SERP Participant will forfeit any right to receive future payments and must return all payments previously made under his Amended SERP Agreement within 30 days. In addition, an Original SERP Participant will forfeit the right to receive future payments under his Amended SERP Agreement if he violates certain non-competition, non-solicitation of customers and non-solicitation of employees covenants set forth in each Amended SERP Agreement during a period of 12 months following his separation from service with Park and Park’s subsidiaries.
     Each Amended SERP Agreement terminates upon an Original SERP Participant’s death.

     As discussed above under the caption “SERP — 2007 Fiscal Year”, Park had purchased split-dollar life insurance policies with respect to 26 of the Original SERP Participants, including Messrs. DeLawder, Kozak and McConnell, in order to fund Park’s obligations under the 1996 SERP Agreement to which each such Original SERP Participant was a party. Those life insurance policies remain in effect in order to fund Park’s obligations under the related Amended SERP Agreements. Each life insurance policy also continues to provide a life insurance benefit for the Original SERP Participant to whom it relates if such Original SERP Participant should die before age 84. The amount of this life insurance benefit remains equal to the present value of the stream of future benefits which would have been paid to the Original SERP Participant until age 84 but had not been paid at the time of the Original SERP Participant’s death.
      Potential Payments upon Change in Control
     None of Park’s executive officers is entitled to payment of any benefits upon a change in control of Park. The 1995 Plan and the 2005 Plan provide that upon a defined “change in control” of Park, all then outstanding ISOs will become fully vested and exercisable. As of the date of this proxy statement, all of the ISOs held by Park’s executive officers were vested. In addition, each of the Trautman SERP Agreement and the Amended SERP Agreements to which Messrs. DeLawder and Kozak are a party provide that if a defined “change in control” occurs before the individual covered thereby experiences a separation from service with Park and Park’s subsidiaries, such individual will become fully vested in his annual Full Benefit as though he remained continuously employed with Park and Park’s subsidiaries until his Payment Commencement Date, and payments will begin on his Payment Commencement Date.
      Park KSOP
     The executive officers of Park are eligible to participate in the Park KSOP on the same basis as all other eligible employees. Employees of Park and Park’s Principal Subsidiaries who have reached age 18 and completed one year of service are eligible to participate in the Park KSOP. The Park KSOP is intended to meet the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code and to also constitute an employee stock ownership plan (ESOP) under Section 4975(e)(7) of the Internal Revenue Code.
     The Park KSOP permits each participant to defer up to 25 percent of his or her eligible compensation on a pre-tax basis, subject to additional limits set forth in the Internal Revenue Code. Each plan year, Park may, but is not required to, make matching contributions based on the percentage of salary deferral contributions made to the Park KSOP by a participant. For the 2007 fiscal year, the employer matching contribution was 50% of employee pre-tax salary deferral contributions, subject to the applicable statutory limitations. For the 2008 fiscal year, the employer matching contributions will continue to be 50% of employee pre-tax salary deferral contributions (but only up to 12% of the employee’s compensation), subject to the applicable statutory limitations. Participants may also make rollover contributions from certain other eligible retirement plans to the Park KSOP.
     All salary deferral and matching contributions made on and after January 1, 2002 are initially invested in common shares of Park. Effective on and after January 1, 2007, participants have had the option to transfer amounts invested in common shares of Park to other investment options offered by the Park KSOP as of the first day of each calendar quarter. Participants are given the right to instruct the trustee of the Park KSOP, confidentially, as to how the common shares in their respective accounts are to be voted on matters where Park common shares generally may be voted.
     Participants’ accounts under the Park KSOP may be distributed after cessation of employment, including after death, disability, termination of employment or retirement. In-service distributions may be made upon reaching age 59 1/2 or to satisfy a financial hardship, although only amounts representing salary deferral contributions may be distributed in the case of a financial hardship.
     Distributions from the Park KSOP upon cessation of employment may be in the form of a lump sum or in periodic installments. Participants whose KSOP accounts hold common shares of Park may elect to receive a distribution in the form of common shares.
     The estimated lump sum value of the amounts to which Messrs. DeLawder, Trautman and Kozak would have been entitled under the Park KSOP as of December 31, 2007 are $701,235, $380,249 and $225,107, respectively.
      Split-Dollar Insurance Policies Maintained by Park National Bank
     Park National Bank maintains split-dollar life insurance policies on behalf of Messrs. DeLawder, Trautman and Kozak, in their respective capacities as executive officers. Park National Bank will receive proceeds under each policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Each of Messrs. DeLawder, Trautman and Kozak has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately two times his highest annual total compensation during his employment with Park National Bank) is to be paid. Each policy remains in effect following the covered individual’s retirement as long as the covered individual is fully vested in the Park Pension Plan, has reached age 62, has not been employed by another financial services firm and was not terminated for cause. If Mr. DeLawder’s share of the proceeds under his policy were computed as of December 31, 2007, his share would have been $1,859,854. If Mr. Trautman’s share of the proceeds under his policy were computed as of December 31, 2007, his share would have been $1,239,424. If Mr. Kozak’s share of the proceeds under his policy were computed as of December 31, 2007, his share would have been $715,000.
      Perquisites and Other Personal Benefits
     All of the executive officers of Park are eligible to participate in all of the employee benefit programs maintained by Park and Park National Bank, including medical, dental and disability insurance plans, on the same terms as all other employees of Park and Park National Bank. For the 2007 fiscal year, Messrs. DeLawder and Trautman did not have the use of company-owned automobiles, but received an automobile allowance of $745 per month. The monthly automobile allowance will remain unchanged for fiscal 2008.
      Tax and Accounting Implications
     Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code prohibits Park from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 paid for a given year to the chief executive officer and the four other most highly compensated officers, other than the chief executive officer, serving at the end of Park’s fiscal year. The $1,000,000 compensation deduction limitation does not apply to “performance-based compensation.” None of Park’s executive officers received more than $1,000,000 of compensation from Park and Park National Bank for the 2007 fiscal year.
     Park does not have a policy that requires all compensation payable in respect of the 2007 fiscal year and thereafter to the covered executive officers to be deductible under Section 162(m) of the Internal Revenue Code. Park has not attempted to revise the incentive compensation plan or the 1995 Plan to satisfy the “performance-based compensation” exceptions but may consider doing so in the future if compensation paid thereunder would otherwise not be deductible under Section 162(m) and such provisions would not distort or discourage the existing incentives for performance that enhance the value of Park and Park’s subsidiaries. The design and administration of the 2005 Plan are intended to qualify any compensation which may be attributable to participation thereunder as “performance-based compensation.” In all cases, Park will continue to carefully consider the net cost and value to Park and Park’s subsidiaries of their respective compensation policies as they relate to deductibility limitations under Section 162(m).
      Nonqualified Deferred Compensation
     Section 409A of the Internal Revenue Code imposes additional taxes, interest and penalties on nonqualified deferred compensation arrangements that do not satisfy its requirements. Park believes that it is administering its nonqualified deferred compensation arrangements consistent with the requirements of Section 409A of the Internal Revenue Code. In addition, Park anticipates amending its nonqualified deferred compensation arrangements to comply with the final regulations issued under Section 409A by no later than December 31, 2008 or such other deadline as may be established by the Internal Revenue Service.
      Accounting for Stock-Based Compensation
     Effective January 1, 2006, Park adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Park selected the “modified prospective” application. Accordingly, after January 1, 2006, Park began expensing the fair value of ISOs granted or cancelled. In accordance with SFAS 123R and related interpretations, $893,000 in compensation expense was recognized by Park with respect to ISOs that were granted or cancelled in the 2007 fiscal year.
      Other Information
     Park has no equity or security ownership requirements or guidelines for executive officers and no policies regarding hedging the economic risk of any ownership of Park common shares. Notwithstanding the foregoing, Park does believe that it is important that the executive officers own common shares, and all of the executive officers own a number of common shares which represents a significant investment in Park.
     If the relevant company performance measures, upon which an award or payment is based, are restated or otherwise adjusted in a manner that would reduce the size of the award or payment, the Compensation Committee has the discretion to determine whether, and to what extent, the award or payment will be adjusted, or recovered if already made, to reflect the restatement or adjustment of the relevant company performance measures.

Compensation Committee Report
     The Compensation Committee of Park’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the members of the Compensation
Committee:
J. Gilbert Reese (Chair)
John J. O’Neill
Leon Zazworsky
Summary Compensation Table
     The following table summarizes the total compensation awarded or paid to, or earned by, each of the named executive officers of Park for each of the 2007 fiscal year and the 2006 fiscal year. Dollar amounts have been rounded down to the nearest whole dollar. Park has not entered into any employment agreements with any of its executive officers. No option awards or stock awards were made to the named executive officers for the 2007 fiscal year or the 2006 fiscal year.
     In the 2007 fiscal year, the base salary was approximately 50%, 54% and 48% of the total compensation for Mr. DeLawder, Mr. Trautman and Mr. Kozak, respectively, and the bonus was approximately 32%, 43% and 45% of the total compensation for Mr. DeLawder, Mr. Trautman and Mr. Kozak, respectively. In the 2006 fiscal year, the base salary was approximately 43%, 47% and 45% of the total compensation for Mr. DeLawder, Mr. Trautman and Mr. Kozak, respectively, and the bonus was approximately 44%, 48% and 48% of the total compensation for Mr. DeLawder, Mr. Trautman and Mr. Kozak, respectively.

Summary Compensation Table for 2007

				Change in Pension
				Value and
				Nonqualified
				Deferred
				Compensation
		Salary	Bonus	Earnings	All Other
Name and Principal Position	Year	($)	($) (1)	($)(2)	Compensation ($)		Total ($)
C. Daniel DeLawder	2007	$473,525	$300,000	$148,956	$21,569	(3)	$944,050
Chairman of the Board and	2006	$464,240	$473,525	$124,496	$14,001	(4)	$1,076,262
Chief Executive Officer of Park and Park National Bank
David L. Trautman	2007	$313,250	$250,000	$11,596	$9,572	(5)	$584,418
President and Secretary of	2006	$307,108	$313,250	$15,294	$13,780	(6)	$649,432
Park and President of Park National Bank
John W. Kozak	2007	$214,455	$200,000	$23,308	$8,241	(7)	$446,004
Chief Financial Officer of	2006	$200,500	$214,455	$26,099	$8,282	(8)	$449,336
Park and Senior Vice President and Chief Financial Officer of Park National Bank

(1)	The amounts shown reflect the amounts earned in respect of performance for 12-month periods ended September 30, 2007 and 2006 under Park’s incentive compensation plan. The amount earned in respect of performance for the 12-month period ended September 30, 2007 is discussed in further detail beginning on page 31 under the heading “Incentive Compensation Plan.”

(2)	The amounts shown reflect the aggregate change in the actuarial present value of the named executive officer’s accumulated benefits under the Park Pension Plan and, in the case of Messrs. DeLawder and Kozak, the SERP (and his 1996 SERP Agreement as in effect during the 2007 fiscal year and the 2006 fiscal year), determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements. The benefits to be provided under the Park Pension Plan and the SERP (and each 1996 SERP Agreement as in effect during the 2007 fiscal year) are more fully described under the headings “Park Pension Plan” and “Supplemental Executive Retirement Benefits” beginning on pages 45 and 34, respectively. Each 1996 SERP Agreement was amended and restated effective as of February 18, 2008 as discussed under the heading “Supplemental Executive Retirement Benefits — SERP — 2008 Fiscal Year” beginning on page 35.

(3)	The amount shown reflects:

•	$2,753, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy maintained on his behalf by Park National Bank which is discussed in more detail on page 39 under the heading “Split-Dollar Insurance Policies Maintained by Park National Bank”;

•	$7,500, representing the contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2007 pre-tax elective deferral contributions;

•	$2,376, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy which funds his account under the SERP (and his 1996 SERP Agreement as then in effect); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance he received during the 2007 fiscal year.
(4)	The amount shown reflects:
•	$2,939, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy maintained on his behalf by Park National Bank which is discussed in more detail on page 39 under the heading “Split-Dollar Insurance Policies Maintained by Park National Bank”;

•	$7,500, representing the contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2006 pre-tax elective deferral contributions;

•	$2,115, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy which funds his account under the SERP (and his 1996 SERP Agreement as then in effect); and

•	$1,447, representing the aggregate incremental cost to Park National Bank of the automobile which Park National Bank provided to Mr. DeLawder for his personal and professional use. This amount was computed from the IRS tables based on the percentage of personal use of the automobile.
(5)	The amount shown reflects:
•	$632, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy maintained on his behalf by Park National Bank which is discussed in more detail on page 39 under the heading “Split-Dollar Insurance Policies Maintained by Park National Bank”; and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance he received during the 2007 fiscal year.
(6)	The amount shown reflects:
•	$784, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy maintained on his behalf by Park National Bank which is discussed in more detail on page 39 under the heading “Split-Dollar Insurance Policies Maintained by Park National Bank”;

•	$7,500, representing the contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2006 pre-tax elective deferral contributions; and

•	$5,496, representing the sum of: (i) the aggregate incremental cost to Park National Bank of the automobile which Park National Bank provided to Mr. Trautman for his personal and professional use during the first approximately five and one-half months of the 2006 fiscal year ($682), computed from the IRS tables based on the percentage of personal use of the automobile, and (ii) the aggregate amount of $4,814 representing the $745 monthly automobile allowance he received for approximately the last six and one-half months of the 2006 fiscal year.
(7)	The amount shown reflects:
•	$715, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy maintained on his behalf by Park National Bank which is discussed in more detail on page 39 under the heading “Split-Dollar Insurance Policies Maintained by Park National Bank”;

•	$7,500, representing the contribution to the Park KSOP on Mr. Kozak’s behalf to match his 2007 pre-tax elective deferral contributions; and

•	$26, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy which funds his account under the SERP (and his 1996 SERP Agreement as then in effect).
(8)	The amount shown reflects:
•	$759, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy maintained on his behalf by Park National Bank which is discussed in more detail on page 39 under the heading “Split-Dollar Insurance Policies Maintained by Park National Bank”;

•	$7,500, representing the contribution to the Park KSOP on Mr. Kozak’s behalf to match his 2006 pre-tax elective deferral contributions; and

•	$23, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy which funds his account under the SERP (and his 1996 SERP Agreement as then in effect).
Grants of Plan-Based Awards
     As discussed under the heading “Stock Option Plans” beginning on page 33, no ISOs were granted to any of the named executive officers during the 2007 fiscal year.
     Park does not maintain any non-equity incentive plans or equity incentive plans as those terms are defined under Item 402(a)(6) of SEC Regulation S-K.
Outstanding ISOs at Fiscal Year-End
     The following table sets forth the number of unexercised ISOs held by each of the named executive officers at the end of the 2007 fiscal year. Park has never granted any other form of equity-based award to the named executive officers.

Outstanding Equity Awards At Fiscal Year-End for 2007

	Option Awards
	Number
	of
	Securities	Number of
	Underlying	Securities
	Unexercised Options	Underlying
	(#)	Unexercised Options	Option Exercise
	Exercisable	(#)	Price	Option Expiration
Name	(1)(2)	Unexercisable	($)	Date
C. Daniel DeLawder	928	—	$107.62	02/28/2009
	900	—	$107.85	06/21/2010
David L. Trautman	909	—	$109.95	04/30/2009
	900	—	$107.85	06/21/2010
John W. Kozak	565	—	$97.52	05/09/2008
	912	—	$109.52	05/06/2009
	900	—	$107.85	06/21/2010

(1)	Where appropriate, the number of common shares underlying unexercised ISOs and the option exercise price have been adjusted to reflect the 5% share dividend distributed by Park on December 15, 2004.

(2)	All of the reported ISOs were fully vested and exercisable at the end of the 2007 fiscal year.
Exercises of ISOs
     None of the named executive officers exercised any ISOs during the 2007 fiscal year. Park has never granted any other form of equity-based award to the named executive officers.
Post-Employment Payments and Benefits
     Pension and Supplemental Benefits
     Park Pension Plan
     The Park Pension Plan covers employees of Park’s Principal Subsidiaries who have attained age 21 and completed one year of service. Under the Park Pension Plan, annual benefits are paid in monthly installments for life with 120 months of payments guaranteed. For purposes of the Park Pension Plan, an employee’s “normal retirement date” is the earlier of the first day of the month coincident with or next following the employee reaching age 70 1/2 or the employee reaching age 65 and completing five years of service.
     The amount of annual “normal retirement benefit” to be paid in monthly installments to an eligible employee is the greater of:

•	29% of the average monthly compensation of the employee reduced for expected years of service at normal retirement less than 25; or

•	29% of the average monthly compensation plus 16% of the average monthly compensation in excess of one-twelfth of covered compensation reduced for expected years of service at normal retirement less than 35.
The average monthly compensation of an employee is calculated by averaging the highest five consecutive calendar years of compensation as reported on the employee’s Forms W-2 during the ten calendar years preceding the date of determination. Salary and incentive compensation, including elective deferral contributions, are included in calculating an employee’s monthly compensation for purposes of the Park Pension Plan.
     In addition, the employees of certain of Park’s bank subsidiaries participated in pension plans maintained for their benefit prior to the bank’s being acquired by Park and the merger of the bank’s pension plan into the Park Pension Plan. Benefits under the Park Pension Plan cannot be less than the sum of the benefit provided under the merged pension plan and the Park Pension Plan based on years of service since the date of merger of the two plans.
     Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park Pension Plan, and the amount of plan benefits payable annually under such a plan. Total compensation in excess of the limit will not be taken into account for benefit calculation purposes. The average of the maximum annual total compensation which may be used in determining plan benefits under qualified defined benefit plans for the past five years is $212,000. The 2008 monthly rate of total compensation used to determine benefits is limited to $19,167 per month, which is the equivalent of an annual total compensation of $230,000.
     If an employee elects to retire after completing ten years of service and reaching 55 years of age, the employee may receive a monthly benefit for life with 120 months of payments guaranteed beginning at his or her normal retirement date equal to the “accrued benefit” at the early retirement date. Payments to the employee may begin immediately, with the benefit being reduced one fifteenth (1/15th) for the first five years and one thirtieth (1/30th) for the next five years. For purposes of the Park Pension Plan, the “accrued benefit” at any time prior to an employee’s normal retirement date is the normal retirement benefit as described above multiplied by a fraction, the numerator of which is the employee’s total years of service as of the date of determination and the denominator of which is the employee’s expected years of service at normal retirement.
     An employee may continue employment with Park and/or Park’s subsidiaries after his or her normal retirement date. In such an event, the employee will receive the benefit he or she would have received on his or her normal retirement date actuarially increased to reflect delayed payment. Notwithstanding the foregoing, the benefit received by such an employee will not be less than the benefit accrued at delayed retirement reflecting service and compensation to such date.
     Upon the termination of employment after five or more years, an employee has a vested interest in his or her accrued benefit which will be payable on the normal retirement date. An employee will have no vested interest if he or she terminates employment after less than five years of service with Park and/or Park’s subsidiaries. An employee who terminates employment with ten or more years of service with Park and/or Park’s subsidiaries may elect to receive his or her vested interest as early as age 55.
     If an employee becomes totally and permanently disabled prior to his or her normal retirement date and retires after being determined to be disabled by the Compensation Committee for at least six months, he or she will receive a disability retirement benefit equal to his or her “accrued benefit” at disability reduced actuarially for payment preceding normal retirement.
     In the event of a married employee’s death after the completion of five years of service, but prior to meeting the eligibility requirements for early retirement, the participant will be assumed to have terminated employment the day before his or her death, survived to his or her early retirement date, elected a joint and one-half survivor benefit, and passed away the following day. If an unmarried employee dies prior to the early retirement age, the survivor annuity will be 50% of the 10-year certain and life annuity payable to such employee if such employee had terminated employment one day prior to his or her death.
     In the event of a married employee’s death after meeting the requirements for early retirement, his or her surviving spouse will receive one-half of the joint and one-half survivor benefit calculated on the day before his or her death. If an unmarried employee or unmarried “inactive” employee dies on or after the early retirement age, the survivor annuity will be computed as if he or she started receiving a 10-year certain and life annuity on the day before his or her death.
     For a vested terminated employee, death benefits are calculated the same as for active employees, but based on the employee’s accrued benefit at his or her termination date.
     An eligible employee of Park and/or one of Park’s subsidiaries may opt to receive his or her benefits pursuant to the following methods of settlement that are actuarially equivalent to the normal form of annuity:
•	a benefit to be paid during the employee’s lifetime with one-half of the benefit to be continued to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit to be paid during the employee’s lifetime with a percentage of the benefit or the same benefit to be continued to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit payable in equal installments during the employee’s lifetime;

•	a benefit to be paid for 60, 120 or any number of months certain and thereafter for life; or

•	an unlimited lump sum settlement for retirees and a lump sum settlement under $5,000 for vested employees who have not yet retained retirement age.
     It is not possible for an employee’s years of service under the Park Pension Plan to exceed the employee’s actual years of service with Park and/or Park’s subsidiaries.
     Supplemental Executive Retirement Benefits
     The supplemental executive retirement benefits to be provided to Messrs. DeLawder, Trautman and Kozak are described under the heading “Supplemental Executive Retirement Benefits” beginning on page 34.
     Pension Benefits for 2007
     The following table shows the actuarial present value of each named executive officer’s accumulated benefit, including the number of years of service credited to each such named executive officer, under each of the Park Pension Plan and, if he participated therein, the SERP (and his 1996 SERP

Agreement as in effect during the 2007 fiscal year), determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements and summarized in Note 13 of the Notes to Consolidated Financial Statements located on pages 53 and 54 of Park’s 2007 Annual Report. Further information regarding the Park Pension Plan and the SERP (and the 1996 SERP Agreements as in effect during the 2007 fiscal year) can be found under the headings “Park Pension Plan” and “Supplemental Executive Retirement Benefits” beginning on pages 45 and 34, respectively.
Pension Benefits for 2007

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
C. Daniel DeLawder	Park Pension Plan (1)	37	$455,442	$0
	SERP(2)	11	$750,000	$0

David L. Trautman	Park Pension Plan	24	$140,857	$0
	SERP(3)	—	—	—

John W. Kozak	Park Pension Plan	28	$232,892	$0
	SERP(2)	11	$12,000	$0

(1)	Mr. DeLawder is eligible for early retirement under the Park Pension Plan. The present value of his early retirement benefit was $506,466 at December 31, 2007. This value increased by $38,442 during the 2007 fiscal year.

(2)	On February 18, 2008, the Compensation Committee approved Amended SERP Agreements for Messrs. DeLawder and Kozak. The Amended SERP Agreements, which became effective as of February 18, 2008, amend and restate the terms of the 1996 SERP Agreements to which Messrs. DeLawder and Kozak were parties, by changing the calculation of benefits payable to them from a defined contribution (indexed) formula to a defined benefit formula. Further information regarding the Amended SERP Agreements can be found under the heading “Supplemental Executive Retirement Benefits — SERP — 2008 Fiscal Year” beginning on page 35.

(3)	Mr. Trautman did not participate in the SERP during the 2007 fiscal year. On February 18, 2008, the Compensation Committee approved the Trautman SERP Agreement. Further information regarding the Trautman SERP Agreement can be found under the heading “Supplemental Executive Retirement Benefits — SERP — 2008 Fiscal Year” beginning on page 35.
     Nonqualified Deferred Compensation
     At December 31, 2007, Park had an accrued liability for incentive compensation that had been approved by the Compensation Committee but not paid to certain of the officers of Park and Park’s subsidiaries. This incentive compensation pertains primarily to incentive compensation earned prior to 2002. The entire pool of earned but unpaid incentive compensation, in the amount of $764,000 at the end of the 2007 fiscal year, relates to approximately 200 officers. The unpaid incentive compensation accrues no interest or other earnings prior to the time of payment. The amounts shown for Messrs. DeLawder, Trautman and Kozak represent their cumulative proportionate share of the unpaid pool, calculated by their incentive compensation as a percentage of each year’s pool. The pool resulted from a previous method of calculating incentive compensation. As Park has adopted a new calculation, the pool is expected to be extinguished and paid out in 2008.

     The following table shows the share of the pool of earned but unpaid incentive compensation attributed to each of the named executive officers at the end of the 2007 fiscal year.
Nonqualified Deferred Compensation for 2007

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	Distributions	at Last Fiscal Year
Name	($)	($)	($)	($)	End ($)(1)
C. Daniel DeLawder	—	—	—	—	$188,195
David L. Trautman	—	—	—	—	$35,365
John W. Kozak	—	—	—	—	$8,544

(1)	None of the amounts shown has previously been reported as compensation to the named executive officer in Park’s Summary Compensation Table for previous years.
Potential Payouts upon Termination of Employment or Change in Control
     Stock Option Plans
     The 1995 Plan and the 2005 Plan contain special rules governing the time of exercise of ISOs in cases of normal retirement (which is defined for purposes of the 1995 Plan and the 2005 Plan as separation from employment with Park and Park’s subsidiaries on or after age 62), disability or death. In the case of normal retirement, all of an optionee’s ISOs will become fully vested and may be exercised for a period of three months following the last day of employment, subject to the stated term of the ISOs. If an optionee dies while employed by Park and/or Park’s subsidiaries, the optionee’s ISOs will become fully vested and may be exercised for a period of 12 months following the date of death, subject to the stated term of the ISOs. If an optionee is terminated due to a long-term disability, the optionee’s ISOs will become fully vested and may be exercised for a period of 12 months following the last day of employment, subject to the stated term of the ISOs. If an optionee is terminated for any reason other than normal retirement, long-term disability or death, all ISOs held by the optionee will be forfeited.
     The 1995 Plan and the 2005 Plan also provide that, upon the occurrence of a defined “change in control” of Park, all outstanding ISOs (whether or not then exercisable) will become fully vested and exercisable as of the date of the change in control. Generally, a change in control is deemed to occur if:
•	any person (other than Park, one of Park’s subsidiaries or an employee benefit plan of Park or a subsidiary) becomes the beneficial owner of, or acquires voting power with respect to, securities which represent 50% or more of the combined voting power of Park’s outstanding securities;

•	the shareholders of Park approve a merger or consolidation of Park with or into another entity, in which Park is not the continuing or surviving entity or common shares of Park would be converted into cash, securities or other property of another entity, other than a merger or consolidation in which holders of Park common shares immediately prior to the merger or consolidation have the same proportionate ownership of the securities of the surviving entity; or
•	the shareholders of Park approve an agreement for the sale or disposition of all or substantially all of Park’s assets (or any transaction having a similar effect).
     As of December 31, 2007 and as of the date of this proxy statement, all of the ISOs held by Messrs. DeLawder, Trautman and Kozak were vested.
     At the time of exercise of any ISO, the optionee exercising the ISO is to enter into an agreement with Park pursuant to which the common shares acquired upon exercise of the ISO may not be sold, transferred or otherwise disposed of to any person other than Park or a subsidiary of Park for a period of five years after the exercise date. This restriction does not, however, apply in the event of the exercise of an ISO following the death, long-term disability or normal retirement of an optionee. In addition, if an optionee who acquired common shares upon the exercise of an ISO subsequently leaves the employment of Park and/or Park’s subsidiaries by reason of death, long-term disability or normal retirement, the restrictions cease to apply to ISOs granted under the 2005 Plan.
     Under the 2005 Plan, an optionee will forfeit all of the optionee’s outstanding ISOs, as well as all common shares acquired through the exercise of ISOs on the date of termination of employment or within six months before and five years after the termination of employment, if the optionee:
•	without the Compensation Committee’s written consent, renders services to, becomes the owner of, or serves (or agrees to serve) as an officer, director, consultant or employee of, a business that competes with any portion of Park’s (or a subsidiary of Park’s) business with which the optionee has been involved at any time within five years before the optionee’s termination of employment with Park and/or Park’s subsidiaries;

•	refuses or fails to consult with, supply information to or otherwise cooperate with Park or any subsidiary of Park after being requested to do so;

•	deliberately engages in any action that the Compensation Committee concludes has caused substantial harm to the interests of Park or any subsidiary of Park;

•	without the Compensation Committee’s written consent, solicits or attempt to influence or induce any employee of Park and/or Park’s subsidiaries to terminate his or her employment, or uses or discloses any information obtained while employed by Park and/or Park’s subsidiaries concerning the names and addresses of employees;

•	without the Compensation Committee’s written consent, discloses any confidential or proprietary information relating to the business affairs of Park and/or Park’s subsidiaries;

•	fails to return all property (other than personal property) received by the optionee during his or her employment with Park and/or Park’s subsidiaries; or

•	engages in conduct the Compensation Committee reasonably concludes would have given rise to termination of the optionee for cause (as defined in the 2005 Plan) if it had been discovered before the optionee terminated his or her employment with Park and/or Park’s subsidiaries.

     Supplemental Executive Retirement Benefits
     The provisions of (a) the 1996 SERP Agreements, which were in effect during the 2007 fiscal year and amended and restated effective as of February 18, 2008, and (b) the Trautman SERP Agreement and the Amended SERP Agreements, which became effective as of February 18, 2008, addressing the impact of a change of control and the subsequent termination of an individual covered thereby are described under the heading “Supplemental Executive Retirement Benefits” beginning on page 34.
     Other Potential Payouts
     Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts would include:
•	incentive compensation earned but unpaid under Park’s incentive compensation plan;

•	the balance of the executive officer’s account under the Park KSOP;

•	unused vacation pay; and

•	amounts accrued and vested under the Park Pension Plan paid in accordance with the terms of the Park Pension Plan, as discussed in more detail beginning on page 45 under the heading “Park Pension Plan.”
     If a named executive officer retires after reaching age 55, in addition to the items identified in the preceding paragraph, the named executive officer will be entitled to receive a lump sum payment of the present value of the benefit to which he would have been entitled under the Park Pension Plan, as discussed in more detail beginning on page 45 under the heading “Park Pension Plan.”
     If a named executive officer retires after reaching age 62, in addition to the items identified in the preceding paragraphs, the named executive officer will receive:
•	the supplemental executive retirement benefits discussed beginning on page 34 under the heading “Supplemental Executive Retirement Benefits”; and

•	continued coverage under the split-dollar life insurance policy maintained on his behalf by Park National Bank, as discussed in more detail beginning on page 39 under the heading “Split-Dollar Insurance Policies Maintained by Park National Bank.”
     In the event of the death or disability of a named executive officer, in addition to the benefits identified in the preceding paragraph(s), the named executive officer or his beneficiary, as appropriate, will receive:
•	benefits under Park’s disability insurance plan; and

•	his share of the proceeds under the split-dollar life insurance policy maintained on his behalf by Park National Bank, as discussed in more detail beginning on page 39 under the heading “Split-Dollar Insurance Policies Maintained by Park National Bank.”

     The following table summarizes payments which would have been made to the named executive officers if a retirement or termination event had occurred on December 31, 2007. Actual amounts to be paid out can only be determined at the time of a named executive officer’s separation from Park.

				Involuntary
	Voluntary	Early	Normal	Not for Cause	For Cause
	Termination	Retirement	Retirement	Termination	Termination	Disability	Death
	on	on	on	on	on	on	on
	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07
C. Daniel DeLawder
Earned but Unpaid Incentive Compensation (1)	$188,195	$188,195	$188,195	$—	$—	$188,195	$188,195
Park KSOP	$701,235	$701,235	$701,235	$701,235	$701,235	$701,235	$701,235
Park Pension Plan (2)	$506,466	$506,466	$506,466	$506,466	$506,466	$506,466	$506,466
SERP (3)	$—	$—	$—	$—	$—	$—	$—
SERP — Life Insurance	$—	$—	$—	$—	$—	$—	$1,996,600
Split-Dollar Life Insurance	$—	$—	$—	$—	$—	$—	$1,859,854

Total	$1,395,896	$1,395,896	$1,395,896	$1,207,701	$1,207,701	$1,395,896	$5,252,350

David L. Trautman
Earned but Unpaid Incentive Compensation (1)	$35,365	$35,365	$35,365	$—	$—	$35,365	$35,365
Park KSOP	$380,249	$380,249	$380,249	$380,249	$380,249	$380,249	$380,249
Park Pension Plan (2)	$140,857	$140,857	$140,857	$140,857	$140,857	$140,857	$140,857
SERP(4)	$—	$—	$—	$—	$—	$—	$—
SERP — Life Insurance (4)	$—	$—	$—	$—	$—	$—	$—
Split-Dollar Life Insurance	$—	$—	$—	$—	$—	$—	$1,239,424

Total	$556,471	$556,471	$556,471	$521,106	$521,106	$556,471	$1,795,895

John W. Kozak
Earned but Unpaid Incentive Compensation (1)	$8,544	$8,544	$8,544	$—	$—	$8,544	$8,544
Park KSOP	$225,107	$255,107	$225,107	$225,107	$225,107	$225,107	$225,107
Park Pension Plan (2)	$232,892	$232,892	$232,892	$232,892	$232,892	$232,892	$232,892
SERP (3)	$—	$—	$—	$—	$—	$—	$—
SERP — Life Insurance	$—	$—	$—	$—	$—	$—	$33,500
Split-Dollar Life Insurance	$—	$—	$—	$—	$—	$—	$715,000

Total	$466,543	$466,543	$466,543	$457,999	$457,999	$466,543	$1,215,043

(1)	Reflects the share of the pool of earned but unpaid incentive compensation attributed to the named executive officer at the end of the 2007 fiscal year. Does not include the amount of incentive compensation to be paid to the named executive officer in respect of the 2007 fiscal year, which amount was paid on February 8, 2008.

(2)	Reflects the estimated lump-sum present value of the benefits to which the named executive officer would be entitled under the Park Pension Plan.

(3)	Reflects the estimated lump-sum present value of the benefits to which the named executive officer would be entitled under the SERP and his 1996 SERP Agreement (as in effect at December 31, 2007).

(4)	Mr. Trautman did not participate in the SERP during the 2007 fiscal year.

DIRECTOR COMPENSATION
     Park uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. To align the interests of Park’s directors and shareholders, Park’s Regulations require that all directors of Park be shareholders. Park does not have a requirement which addresses the number of common shares that need to be retained by directors.
Annual Retainer and Meeting Fees
     Each director of Park who is not an employee of Park or one of Park’s subsidiaries (a “non-employee director”) currently receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of 120 common shares awarded under the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries (the “Directors’ Stock Plan”). Each non-employee director receives $1,000 for each meeting of the Park Board of Directors attended and $400 for each meeting of a committee of the Park Board of Directors attended. If the date of a meeting of the full Board of Directors is changed from that provided for by resolution of the Board and a non-employee director is not able to attend the rescheduled meeting, he or she receives the meeting fee as though he or she attended the meeting. In addition, each member of the Executive Committee of the Park Board of Directors receives a $2,500 annual cash retainer and each member of the Audit Committee of the Park Board of Directors (other than the Chair) receives a $2,000 annual cash retainer. The Chair of the Audit Committee receives a $5,000 annual cash retainer.
     Each non-employee director of Park also serves on the board of directors of one of Park’s bank subsidiaries, and receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of 60 common shares of Park awarded under the Directors’ Stock Plan and, in some cases, a specified amount of cash for such service as well as fees for attendance at meetings of the board of directors of the appropriate Park bank subsidiary (and committees of that board).
     C. Daniel DeLawder, William T. McConnell, William A. Phillips and David L. Trautman receive no compensation for serving as members of the Board of Directors of Park or of any subsidiary of Park. In addition, J. Daniel Sizemore received no compensation for serving as a member of the Board of Directors of Park or Vision Bank during the period he served as such.
Split-Dollar Life Insurance Policies
     Effective as of December 28, 2007, the split-dollar agreements (the “Original Split-Dollar Agreements”) between (a) one of Park’s bank subsidiaries (Park National Bank, First-Knox National Bank or Richland Trust Company) and (b) Maureen Buchwald, James J. Cullers, F. William Englefield IV, John J. O’Neill, J. Gilbert Reese, Rick R. Taylor and Leon Zazworsky, in their respective capacities as a director of a bank subsidiary of Park, were amended and restated (such amended and restated split-dollar agreements are referred to as the “New Split-Dollar Agreements”). The New Split-Dollar Agreements are intended to comply with the requirements of Section 409A of the Internal Revenue Code.
     Under the terms of each New Split-Dollar Agreement, the bank subsidiary for which an individual also serves as a director owns the life insurance policy to which the New Split-Dollar Agreement relates. Each individual party to a New Split-Dollar Agreement has the right to designate the beneficiary(ies) to whom a portion of the death proceeds of the policy are to be paid in accordance with the terms of the New Split-Dollar Agreement. Upon the death of the individual, his or her beneficiary(ies) will be entitled to an amount equal to the lesser of (i) $100,000 or (ii) 100% of the difference between the total death proceeds under the policy and the cash surrender value of the policy (such difference being referred to as the “Net at Risk Amount”). In no event will the amount payable to an individual’s beneficiary(ies) exceed the Net at Risk Amount in the policy as of the date of the individual’s death. The applicable bank subsidiary of Park will be entitled to any death proceeds payable under the policy remaining after payment to the individual’s beneficiary(ies).
     Park National Bank maintains split-dollar life insurance policies on behalf of C. Daniel DeLawder, William T. McConnell and David L. Trautman, in their respective capacities as executive officers (and, in the case of Mr. McConnell, a former executive officer) of Park National Bank. Century National Bank maintains a split-dollar life insurance policy on behalf of William A. Phillips in his capacity as a former executive officer of Century National Bank. Park National Bank or Century National Bank, as appropriate, will receive proceeds under each policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Each of Messrs. DeLawder, McConnell, Phillips and Trautman has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately two times his highest annual total compensation during his employment with Park National Bank or Century National Bank, as appropriate) is to be paid. Each policy remains in effect following the covered individual’s retirement as long as the covered individual is fully vested in the Park Pension Plan, has reached age 62, has not been employed by another financial services firm and was not terminated for cause. If Mr. DeLawder’s share of the proceeds under his policy were computed as of December 31, 2007, his share would have been $1,859,854. If Mr. McConnell’s share of the proceeds under his policy were computed as of December 31, 2007, his share would have been $1,455,000. If Mr. Phillips’ share of the proceeds under his policy were computed as of December 31, 2007, his share would have been $335,422. If Mr. Trautman’s share of the proceeds under his policy were computed as of December 31, 2007, his share would have been $1,239,424.
     Security National Bank maintains a split-dollar life insurance policy on behalf of Mr. Egger, in his capacity as a former executive officer of Security National Bank. Security National Bank will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Mr. Egger has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately three and one-half times his highest annual total compensation during his employment with Security National Bank or $1,597,341) is to be paid. Mr. Egger’s policy remained in effect following his retirement as an executive officer of Security National Bank on March 31, 2003.
Change in Control Payments
     None of the current directors of Park is entitled to payment of any benefits upon a change in control of Park.
Other Compensation
     C. Daniel DeLawder and David L. Trautman
     C. Daniel DeLawder and David L. Trautman currently serve as executive officers of Park and of Park National Bank. Please see the discussion of their compensation as executive officers under the heading “EXECUTIVE COMPENSATION” beginning on page 27.
     William T. McConnell and William A. Phillips
     William T. McConnell is employed by Park National Bank in a non-executive officer capacity. In such capacity, he received the amount of $33,000 during the 2007 fiscal year. William A. Phillips is employed by Century National Bank in a non-executive officer capacity. In such capacity, he also received the amount of $33,000 during the 2007 fiscal year. Each of Messrs. McConnell and Phillips is eligible to participate in the employee benefit programs maintained by Park and the Park subsidiary employing him, including medical, dental and disability insurance plans, on the same terms as all other employees of Park and the applicable Park subsidiary. Messrs. McConnell and Phillips no longer participate in the Park Pension Plan. In 1998, each received a lump sum distribution in respect of the benefits payable to him in accordance with the terms of the Park Pension Plan, after reaching age 65. Mr. McConnell has participated in the SERP and has been receiving an annual targeted benefit under his 1996 SERP Agreement of $53,200. Effective as of February 18, 2008, Mr. McConnell entered into an Amended SERP Agreement under which he will be entitled to receive an annual Full Benefit in the same amount. Please see the discussion of the SERP (and the 1996 SERP Agreement as in effect during the 2007 fiscal year) and the Amended SERP Agreement under the heading "Supplemental Executive Retirement Benefits” beginning on page 34. Mr. Phillips does not participate in the SERP. Each of Messrs. McConnell and Phillips continues to participate in the Park KSOP. Please see the description of the Park KSOP under the heading “Park KSOP” beginning on page 38.
     Harry O. Egger
     Harry O. Egger was formerly an executive officer of Security National Bank. Since his retirement, Mr. Egger has received and will continue to receive a monthly pension benefit under the Park Pension Plan of $6,318.86. Until his retirement on March 31, 2003, Mr. Egger was party to an employment agreement with Security National Bank. Under the terms of the employment agreement, Mr. Egger receives an annual supplemental retirement benefit in the amount of $153,320, which he will be paid for the remainder of his life.
     J. Daniel Sizemore
     J. Daniel Sizemore served as a member of the Board of Directors of Park from March 9, 2007 (when the Vision Merger was consummated) until November 1, 2007 (when he resigned in order to pursue an opportunity with another bank headquartered in western Alabama). Mr. Sizemore also served as Chairman of the Board and Chief Executive Officer of Vision Florida (and Vision Alabama prior to its merger into Vision Florida, collectively “Vision Bank”) pursuant to an employment agreement with Park and Vision Bank, dated September 14, 2006 and effective upon the consummation of the Vision Merger (the “Sizemore Agreement”). He resigned from those officer positions effective November 30, 2007. Mr. Sizemore did not serve as an executive officer of Park.
     Under the terms of the Sizemore Agreement, Mr. Sizemore was entitled to receive an initial annual base salary of $300,000. Mr. Sizemore also received a lump sum payment of $900,000 upon the consummation of the Vision Merger in consideration for entering into the Sizemore Agreement, terminating his employment agreement with Vision Bank, applying his experience, skills and knowledge in continued employment with Vision Bank and releasing all rights, benefits and payments specified in his employment agreement dated as of December 28, 2005.
     In addition to the general fringe benefits provided by Vision Bank, Mr. Sizemore was also entitled to the following specific fringe benefits: (i) employer-provided term life insurance equal to three times his base salary plus group term life insurance policies on his dependents in commercially reasonable amounts; (ii) a monthly car allowance equal to $750, plus mileage; and (iii) all fees for any country or social club Mr. Sizemore joined (or as to which he was a member when the Vision Merger was consummated) at the request of Vision Bank. In addition, Mr. Sizemore and his dependents were to be covered by Vision Bank’s group health insurance plan with the entire monthly premium for such coverage to be paid by Vision Bank.
     For purposes of the Sizemore Agreement, Mr. Sizemore’s resignation constituted a voluntary termination of his employment and, as such, there were no severance payments as part of his resignation. Mr. Sizemore was entitled to any unpaid base salary, the value of any accrued but unpaid vacation and any unreimbursed business expenses, all as of the date of termination of employment. In addition, he was entitled to any rights and benefits (if any) provided under plans and programs of Vision Bank (including the salary continuation agreements entered into July 14, 2004 (and amended by first amendments entered into June 26, 2006 and second amendments entered into June 1, 2007) with Vision Bank (the “Salary Continuation Agreements”)), determined in accordance with the applicable terms and provisions of such plans and programs. Under the terms of the Salary Continuation Agreements, Mr. Sizemore will receive an annual benefit of $95,400, paid in 12 equal monthly installments commencing with the month after he attains age 65. This annual benefit will be paid to Mr. Sizemore (or his beneficiary upon his death) for a period of 15 years.
Director Compensation for 2007
     The following table summarizes the compensation paid by Park to the non-executive officer directors of Park for service on the Board of Directors of Park and the board of directors of a Park bank subsidiary during the 2007 fiscal year:
Director Compensation for 2007

			Change in Pension
			Value and
			Nonqualified
	Fees Earned		Deferred
	or Paid		Compensation	All Other
	in Cash	Stock Awards	Earnings	Compensation		Total
Name (1)	($)	($) (2)	($)	($)		($)
Nicholas L. Berning	$18,400	$13,603	—	—		$32,003
Maureen Buchwald	$24,100	$13,603	—	$1,270	(3)	$38,973
James J. Cullers	$16,200	$13,603	—	$1,439	(3)	$31,242
Harry O. Egger	$22,900	$13,603	$35,258 (4)	$5,367	(3)	$77,128
F. William Englefield IV	$25,600	$13,603	—	$70	(3)	$39,273
William T. McConnell	—	—	—	$47,432	(5)	$47,432
John J. O’Neill	$24,600	$13,603	—	$2,095	(3)	$40,298
William A. Phillips	—	—	—	$36,176	(6)	$36,176
J. Gilbert Reese	$20,200	$13,603	—	$2,095	(3)	$35,898
J. Daniel Sizemore	—	—	—	$283,548	(7)	$283,548
Rick R. Taylor	$13,200	$13,603	—	$125	(3)	$26,928
Leon Zazworsky	$35,300	$13,603	—	$119	(3)	$49,022

(1)	C. Daniel DeLawder, Park’s Chairman of the Board and Chief Executive Officer, and David L. Trautman, Park’s President and Secretary, are not included in this table as they are executive officers of Park and Park National Bank and thus receive no compensation for their services as directors. The compensation received by Messrs. DeLawder and Trautman as executive officers of Park and Park National Bank is shown in the Summary Compensation Table for 2007 on page 42.

(2)	Represents the closing price of Park’s common shares on AMEX on November 16, 2007 ($75.57) times the number of common shares granted on that date in the form of an annual retainer under the Directors’ Stock Plan. This amount also represents the grant date fair value of the common shares awarded computed in accordance with FAS 123R. The following non-employee directors received 180 common shares of Park as an annual retainer: Nicholas L. Berning; Maureen Buchwald; James J. Cullers; Harry O. Egger; F. William Englefield IV; John J. O’Neill; J. Gilbert Reese; Rick R. Taylor; and Leon Zazworsky.

(3)	Reflects the amount of premium deemed to have been paid on behalf of the named director under the split-dollar life insurance policy maintained on his or her behalf.

(4)	During the 2007 fiscal year, earnings in the amount of $35,258 were accrued in respect of the cumulative amount which has been deferred for Mr. Egger’s account under the Security National Bank and Trust Co. Amended and Restated 1988 Deferred Compensation Plan (the “Security Deferred Compensation Plan”). The proceeds of Mr. Egger’s deferred compensation account will be distributed to him in cash upon the termination of his service on the Security National Bank Board of Directors. As of December 31, 2007, the cumulative amount accrued for Mr. Egger’s account under the Security Deferred Compensation Plan was $777,526.

The aggregate change in the actuarial present value of Mr. Egger’s accumulated benefits under the Park Pension Plan and the terms of his employment agreement providing for an annual supplemental retirement benefit, determined using interest rate and mortality rate assumptions consistent with those in Park’s consolidated financial statements, decreased by $73,320 during the 2007 fiscal year. During the 2007 fiscal year, Mr. Egger received pension benefits under the Park Pension Plan in the aggregate amount of $75,826 and a supplemental retirement benefit under the terms of his employment agreement in the amount of $153,320, which amounts are not included in the amounts shown in this table since these benefits were earned in his capacity as an employee of Security National Bank.

(5)	Represents the sum of: (a) $8,643, reflecting the amount of premium deemed to have been paid on behalf of Mr. McConnell under the split-dollar life insurance policy maintained on his behalf by Park National Bank; (b) $3,809, reflecting the amount of premium deemed to have been paid on behalf of Mr. McConnell under the split-dollar life insurance policy which funds his account under the SERP (and his 1996 SERP Agreement as then in effect); (c) $33,000, reflecting the amount he received in his capacity as a non-executive officer employee of Park National Bank during the 2007 fiscal year; and (d) $1,980, representing the contribution to the Park KSOP on Mr. McConnell’s behalf to match his 2007 pre-tax deferred contributions. During the 2007 fiscal year, Mr. McConnell received an annual targeted benefit under his 1996 SERP Agreement of $53,200, which amount is not included in the amounts shown in this table since this benefit was earned in his capacity as executive officer and employee of Park and Park National Bank prior to reaching age 62.

(6)	Represents the sum of: (a) $1,123, reflecting the amount of premium deemed to have been paid on behalf of Mr. Phillips under the split-dollar life insurance policy maintained on his behalf by Century National Bank; (b) $33,000, reflecting the amount he received in his capacity as a non-executive officer employee of Century National Bank during the 2007 fiscal year; and (c) $2,053, representing the contribution to the Park KSOP on Mr. Phillip’s behalf to match his 2007 pre-tax deferral contributions.

(7)	Represents the sum of: (a) $251,954, reflecting the amount Mr. Sizemore received as base salary in his capacity as Chairman of the Board and Chief Executive Officer of Vision Bank from March 9, 2007 to November 30, 2007; (b) $24,094, reflecting an allowance for health care coverage for the period from March 9, 2007 to November 30, 2007 as contemplated by the terms of the Sizemore Agreement; and (c) $7,500, representing the $750 monthly automobile allowance, plus mileage, he received for the period from March 9, 2007 to November 30, 2007. The amount shown does not include the lump sum payment of $900,000 which Mr. Sizemore received upon the consummation of the Vision Merger. The amount shown also does not include the $518,034 present value, as of December 31, 2007, of the annual benefits to be paid to Mr. Sizemore under the terms of the Salary Continuation Agreements.
AUDIT COMMITTEE MATTERS
Report of the Audit Committee for the Fiscal Year Ended December 31, 2007
Role of the Audit Committee, Independent Registered Public Accounting Firm and Management
     The Audit Committee consists of four directors who qualify as independent directors under the applicable AMEX Rules and SEC Rule 10A-3. The Audit Committee operates under the Audit Committee Charter adopted by Park’s Board of Directors. The Audit Committee is responsible for assisting the Board of Directors in the oversight of the accounting and financial reporting processes of Park and Park’s subsidiaries. In particular, the Audit Committee assists the Board of Directors in overseeing: (i) the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting; (ii) the legal compliance and ethics programs established by Park’s management and the Board of Directors; (iii) the qualifications and independence of Park’s independent registered public accounting firm; (iv) the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department; and (v) the annual independent audit of Park’s consolidated financial statements. The Audit Committee is responsible for the appointment, compensation and oversight of the work of Park’s independent registered public accounting firm. Crowe Chizek and Company LLC (“Crowe Chizek”) was appointed to serve as Park’s independent registered public accounting firm for the 2007 fiscal year.
     During the 2007 fiscal year, the Audit Committee met nine times, and the Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC with Park’s management and Crowe Chizek prior to public release.
     Park’s management has the primary responsibility for the preparation, presentation and integrity of Park’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by Park and Park’s subsidiaries and for the accounting and financial reporting processes, including the establishment and maintenance of adequate systems of disclosure controls and procedures and internal control over financial reporting. Management also has the responsibility for the preparation of an annual report on management’s assessment of the effectiveness of Park’s internal control over financial reporting. Park’s independent registered public accounting firm is responsible for performing an audit of Park’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States of America) and issuing its report thereon based on such audit, for issuing an attestation report on Park’s internal control over financial reporting and for reviewing Park’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.
     In discharging its oversight responsibilities, the Audit Committee regularly met with Park’s management, Crowe Chizek and Park’s internal auditors throughout the year. The Audit Committee often met with each of these groups in executive session. Throughout the relevant period, the Audit Committee had full access to management as well as to Crowe Chizek and Park’s internal auditors. To fulfill its responsibilities, the Audit Committee did, among other things, the following:
•	monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reviewed a report from management and Park’s internal auditors regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed an attestation report from Crowe Chizek regarding Park’s internal control over financial reporting;
•	reviewed the audit plan and scope of the audit with Crowe Chizek and discussed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (United States of America) in Rule 3200T;

•	reviewed and discussed with management and Crowe Chizek the consolidated financial statements of Park for the 2007 fiscal year;

•	reviewed management’s representations that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and fairly present the consolidated results of operations and financial position of Park;

•	received the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board (United States of America) in Rule 3600T, relating to that firm’s independence and discussed with Crowe Chizek that firm’s independence;

•	reviewed all audit and non-audit services performed for Park and Park’s subsidiaries by Crowe Chizek and considered whether the provision of non-audit services was compatible with maintaining that firm’s independence from Park and Park’s subsidiaries; and

•	discussed with management and Park’s internal auditors Park’s systems to monitor and manage business risk, and Park’s legal and ethical compliance programs.
     Management’s Representations and Audit Committee Recommendations
     Park’s management has represented to the Audit Committee that Park’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2007, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and Crowe Chizek.
     Based on the Audit Committee’s discussions with Park’s management and Crowe Chizek and the Audit Committee’s review of the report of Crowe Chizek to the Audit Committee, the Audit Committee recommended to the Board of Directors that Park’s audited consolidated financial statements be included in Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.
Submitted by the members of the Audit
Committee:
Maureen Buchwald (Chair)
Nicholas L. Berning
F. William Englefield IV
Leon Zazworsky

Pre-Approval of Services Performed by Independent Registered Public Accounting Firms
     Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm employed by Park in order to ensure that those services do not impair that firm’s independence from Park. The SEC rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.
     Consistent with the SEC rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by Park’s independent registered public accounting firm to Park or any of Park’s subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and, if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.
     All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and Park’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with SEC rules governing the independence of the independent registered public accounting firm.
Fees of Independent Registered Public Accounting Firm
     Audit Fees
     The aggregate audit fees billed by Crowe Chizek for the 2007 fiscal year and the 2006 fiscal year were approximately $478,500 and $455,000, respectively. These amounts include fees for professional services rendered by Crowe Chizek in connection with the audit of Park’s consolidated financial statements and reviews of the consolidated financial statements included in Park’s Quarterly Reports on Form 10-Q.
     Audit-Related Fees
     The aggregate fees for audit-related services rendered by Crowe Chizek for the 2007 fiscal year were $45,500 and pertained to the audits of the Park Pension Plan and the Park KSOP for the 2007 fiscal year, and audits of health plans maintained by Park.
     The aggregate fees for audit-related services rendered by Crowe Chizek for the 2006 fiscal year were $37,100. Included in this amount were fees of $22,500 pertaining to the audits of the Park Pension Plan and the Park KSOP for the 2006 fiscal year. The remaining fees of $14,600 were for audits of health plans maintained by Park covering fiscal years 2002 and 2003.
     Tax Fees
     The aggregate fees for tax services rendered by Crowe Chizek for the 2007 fiscal year and the fiscal 2006 fiscal year were approximately $176,050 and $127,000, respectively, and primarily pertain to the preparation of federal and state tax returns for Park and Park’s bank subsidiaries, in addition to a cost segregation study related to fixed assets of Vision Bank.
     All Other Fees
     The fees pertaining to other services rendered by Crowe Chizek for the 2007 fiscal year and the 2006 fiscal year totaled approximately $23,600 and $37,000, respectively. These fees were for risk management software and consulting services provided by Crowe Chizek.

     All of the services rendered to Park and Park’s subsidiaries by Crowe Chizek for the 2007 fiscal year and the 2006 fiscal year had been pre-approved by the Audit Committee.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has selected Crowe Chizek as Park’s independent registered public accounting firm for the 2008 fiscal year. As explained below, Crowe Chizek has served as Park’s independent registered public accounting firm since March 15, 2006. A representative of Crowe Chizek is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statement as he or she may desire.
     On March 15, 2006, the Audit Committee appointed Crowe Chizek to serve as Park’s independent registered public accounting firm for the 2006 fiscal year. Crowe Chizek replaced Ernst & Young LLP (“Ernest & Young”) as Park’s independent registered public accounting firm, who was dismissed by Park effective March 15, 2006. Ernst & Young had served as Park’s independent auditors / independent registered public accounting firm since July 1994 and rendered a report on Park’s consolidated financial statements as of and for the fiscal year ended December 31, 2005.
     The Audit Committee of Park received a three-year fee proposal from Crowe Chizek, Ernst & Young and three other independent registered public accounting firms. After reviewing these fee proposals and interviewing the prospective independent registered public accounting firms, the Audit Committee unanimously decided to appoint Crowe Chizek to serve as Park’s independent registered public accounting firm for the 2006 fiscal year.
     The reports of Ernst & Young on the consolidated financial statements of Park for each of the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.
     During Park’s two fiscal years ended December 31, 2005 and 2004, and the subsequent interim period from January 1, 2006 through March 15, 2006, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years.
     During Park’s two fiscal years ended December 31, 2005 and 2004, and the subsequent interim period from January 1, 2006 through March 15, 2006, there were no reportable events as defined in Item 304(a)(1)(v) of SEC Regulation S-K.
     A letter from Ernst & Young addressed to the SEC stating that Ernst & Young agreed with the statements set forth above related to Ernst & Young was filed as an exhibit to Park’s Current Report on Form 8-K filed with the SEC on March 17, 2006.
     During the two fiscal years ended December 31, 2005 and 2004, and the subsequent interim period from January 1, 2006 through March 15, 2006, Park did not consult with Crowe Chizek regarding any of the following items:
•	the application of accounting principles to any specified completed or proposed transaction;

•	the type of audit opinion that might be rendered on Park’s consolidated financial statements; or

•	any of the matters or reportable events as defined or described in Item 304(a)(1)(iv) and (v) of SEC Regulation S-K.
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
     Proposals by shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must be received by the Secretary of Park no later than November 17, 2008, to be eligible for inclusion in Park’s proxy, notice of meeting, proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2009 Annual Meeting. Park will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules.
     The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2009 Annual Meeting of Shareholders without inclusion of that proposal in Park’s proxy materials and written notice of the proposal is not received by the Secretary of Park by January 31, 2009, or if Park meets other requirements of the applicable SEC rules, the proxies solicited by the Board of Directors for use at the 2009 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2009 Annual Meeting.
     In each case, written notice must be given to Park’s Secretary, whose name and address are:
David L. Trautman
Secretary
Park National Corporation
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
     Shareholders desiring to nominate candidates for election as directors at the 2009 Annual Meeting must follow the procedures described under the heading “Nominating Procedures” beginning on page 17.
OTHER MATTERS
     As of the date of this proxy statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this proxy statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.
     It is important that your proxy card be completed and returned promptly. If you do not expect to attend the Annual Meeting in person, please fill in, sign and return the enclosed proxy card in the self-addressed envelope furnished herewith.

By Order of the Board of Directors,
March 17, 2008
DAVID L. TRAUTMAN President and Secretary

EXHIBIT A
PROPOSED AMENDMENT TO ARTICLE FIVE
OF THE REGULATIONS OF
PARK NATIONAL CORPORATION
RESOLVED, that Article Five of the Regulations, as previously amended, of Park National Corporation be amended by adding new Section 5.10 to Article Five, the text of which new Section 5.10 shall read as follows:
     Section 5.10. Laws and Regulations. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, any indemnification or insurance provided for under this Article Five shall be subject to the limitations of and conditioned upon compliance with the provisions of applicable state and federal laws and regulations, including, without limitation: (A) the provisions of the Ohio Revised Code governing indemnification by an Ohio corporation of, and insurance maintained by an Ohio corporation on behalf of, its officers, directors or employees; and (B) the provisions of 12 U.S.C. § 1828(k) and Part 359 of the regulations of the Federal Deposit Insurance Corporation (the “FDIC”) (12 C.F.R. Part 359), which provisions contain certain prohibitions and limitations on the making of certain indemnification payments and the maintenance of certain insurance coverage by FDIC-insured depository institutions and their holding companies.

A-1

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PARK NATIONAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2008
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Park National Corporation, an Ohio corporation (the “Company”), hereby appoint(s) Maureen Buchwald and Leon Zazworsky, and each of them, the lawful agents and proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on April 21, 2008, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, at 2:00 p.m., Eastern Daylight Saving Time, and any adjournment, and to vote all of the common shares of the Company which the undersigned is (are) entitled to vote at such Annual Meeting or any adjournment, as shown to the right:

Please be sure to sign and date this proxy card in the boxes below and to the right:	DATE

Please indicate if you plan to attend the Annual Meeting.
☐ YES ☐ NO

			WITHHOLD	FOR ALL
1.	To elect as directors of the Company all of the nominees listed below to serve for terms of three years to expire at the 2011 Annual Meeting of Shareholders (except as marked to the contrary).*	FOR ☐	AUTHORITY ☐	EXCEPT ☐

	Nicholas L. Berning	F. William Englefield IV
	C. Daniel DeLawder	John J. O’Neill
Harry O. Egger

*INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.
To amend the Company’s Regulations to add new Section 5.10 clarifying certain limits on the indemnification and insurance coverage the Company may provide to directors, officers and employees in accordance with applicable state and federal laws and regulations, as described in the Proxy Statement for the Annual Meeting.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The undersigned shareholder(s) authorize(s) the individuals designated to vote this proxy, to vote in their discretion, to the extent permitted by applicable law, upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment and if a nominee listed above is unable or unwilling to serve, for such substitute nominee as the directors of the Company may recommend.

Any proxy previously given to vote the common shares which the undersigned is (are) entitled to vote at the Annual Meeting is hereby revoked. Receipt is acknowledged of the accompanying Notice of Annual Meeting of Shareholders and copy of the Proxy Statement for the April 21, 2008 Annual Meeting and the Company’s 2007 Annual Report.

Shareholder	Co-Holder (if any)
Sign to Right	Sign to Right
PARK NATIONAL CORPORATION
               THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR THE PROPOSAL IN ITEM NO. 2. WHERE A CHOICE IS SPECIFIED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY; AND, IF PERMITTED BY APPLICABLE LAW, FOR THE PROPOSAL IN ITEM NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.
               Please sign exactly as your name(s) appear(s) hereon. If common shares are registered in two names, both shareholders must sign. When signing as Executor, Administrator, Trustee, Guardian, Attorney or Agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or another authorized officer. If shareholder is a partnership or other entity, please sign that entity’s name by an authorized person. (Please note any change of address on this proxy card).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PARK NATIONAL CORPORATION.
PLEASE ACT PROMPTLY — SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

X	PLEASE MARK VOTING INSTRUCTIONS AS IN THIS EXAMPLE	REVOCABLE VOTING INSTRUCTIONS PARK NATIONAL CORPORATION EMPLOYEES STOCK OWNERSHIP PLAN

VOTING INSTRUCTIONS FOR ANNUAL MEETING
OF SHAREHOLDERS OF
PARK NATIONAL CORPORATION
TO BE HELD ON APRIL 21, 2008
The undersigned beneficial owner of common shares of Park National Corporation, an Ohio corporation (the “Company”), allocated to the account of the undersigned under the Park National Corporation Employees Stock Ownership Plan (the “ESOP”) hereby instructs and directs the trustee of the ESOP to vote all of the common shares of the Company allocated to the undersigned’s account under the ESOP and entitled to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on April 21, 2008, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, at 2:00 p.m., Eastern Daylight Saving Time, and any adjournment, as shown to the right:

Please be sure to sign and date these voting instructions in the boxes below and to the right:	DATE

			WITHHOLD	FOR ALL
1.	To elect as directors of the Company all of the nominees listed below to serve for terms of three years to expire at the 2011 Annual Meeting of Shareholders (except as marked to the contrary).*	FOR ☐	AUTHORITY ☐	EXCEPT ☐

	Nicholas L. Berning	F. William Englefield IV
	C. Daniel DeLawder	John J. O’Neill
Harry O. Egger

*INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.
To amend the Company’s Regulations to add new Section 5.10 clarifying certain limits on the indemnification and insurance coverage the Company may provide to directors, officers and employees in accordance with applicable state and federal laws and regulations, as described in the Proxy Statement for the Annual Meeting.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Any voting instructions previously given to vote at the Annual Meeting the common shares allocated to the undersigned’s account under the ESOP are hereby revoked. Receipt is acknowledged of the accompanying Notice of Annual Meeting of Shareholders and copy of the Proxy Statement for the April 21, 2008 Annual Meeting and the Company’s 2007 Annual Report.

ESOP Participant
Sign to the Right

Sign, date and return via inter-office mail to The First-Knox National Bank of Mount Vernon using the envelope provided.
PARK NATIONAL CORPORATION
               THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT BENEFICIAL OWNERS OF COMMON SHARES OF THE COMPANY ALLOCATED TO THEIR ACCOUNTS UNDER THE ESOP INSTRUCT AND DIRECT THE TRUSTEE OF THE ESOP TO VOTE ALL OF THE COMMON SHARES ALLOCATED TO THEIR RESPECTIVE ACCOUNTS UNDER THE ESOP FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR THE PROPOSAL IN ITEM NO. 2. WHERE A CHOICE IS SPECIFIED, THE COMMON SHARES ALLOCATED TO THE ACCOUNT UNDER THE ESOP OF THE PARTICIPANT IDENTIFIED IN THE VOTING INSTRUCTIONS ABOVE WILL, WHEN THE VOTING INSTRUCTIONS ARE PROPERLY EXECUTED, BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE COMMON SHARES ALLOCATED TO THE ACCOUNT UNDER THE ESOP OF THE PARTICIPANT IDENTIFIED IN THE VOTING INSTRUCTIONS ABOVE WILL, WHEN THE VOTING INSTRUCTIONS ARE PROPERLY EXECUTED, BE VOTED PRO RATA IN ACCORDANCE WITH THE VOTING INSTRUCTIONS RECEIVED FROM OTHER PARTICIPANTS IN THE ESOP WHO HAVE GIVEN VOTING INSTRUCTIONS.